Exhibit 99.1

BOK Financial 401(k) Plan This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

BOK Financial 401(k) Plan

TABLE OF CONTENTS

EMPLOYER INFORMATION	1
PLAN INFORMATION	1
SECTION A. GENERAL INFORMATION	1
Plan Name/Effective Date	1
Plan Features	2
Compensation	3
Definitions	4
SECTION B. ELIGIBILITY	5
Exclusions	5
Eligibility Service Rules	5
Eligibility for Plan Participation	6
SECTION C. CONTRIBUTIONS - ELECTIVE DEFERRALS AND SAFE HARBOR	8
Elective Deferrals	8
Automatic Enrollment	9
Voluntary Contributions	10
Safe Harbor Contributions	10
Testing Elections	13
SECTION D. CONTRIBUTIONS - EMPLOYER MATCHING, NON-ELECTIVE AND OTHER CONTRIBUTIONS	13
Matching - Allocation Service	13
Matching - Formula	15
Non-Elective - Allocation Service	17
Non-Elective - Formula	18
Other Contributions/415	21
SECTION E. VESTING	22
Vesting Service Rules	22
Vesting Schedules	23
SECTION F. DISTRIBUTIONS	24
Normal/Early Retirement	24
Time & Form of Payment	24
Payments on Death	25
Force-Out Provisions	26
Required Beginning Date	26
SECTION G. IN-SERVICE WITHDRAWALS	26
Retirement/Hardship/Age	27
Other Withdrawals	29
Conditions/Limitations	29
Roth Rollovers and Transfers	30
SECTION H. PLAN OPERATIONS AND TOP-HEAVY	30
Plan Operations	30
Top-Heavy	32
SECTION I. MISCELLANEOUS	33
SECTION J. EXECUTION PAGE	34
CUSTOM LANGUAGE ADDENDUM	35
HARDSHIP DISTRIBUTION ADDENDUM	38
SECURE/CARES/CAA ADDENDUM	40

Copyright © 2002-2022
BOKF, NA

ADOPTION AGREEMENT #001
401(k)/PROFIT SHARING NON-STANDARDIZED PLAN

The undersigned adopting employer hereby adopts this Plan. The Plan is intended to qualify as a tax-exempt profit sharing plan under Code section 401(a), and the cash or deferred arrangement forming part of the Plan (to the extent provided in the Adoption Agreement) is intended to qualify under Code section 401(k). The Plan shall consist of this Adoption Agreement, its related Basic Plan Document #01, and any Addendum to the Adoption Agreement. Unless otherwise indicated, all Section references are to Sections in the Basic Plan Document.

EMPLOYER INFORMATION

NOTE: An amendment is not required to change the responses in items 1-13 below.

1. Name of adopting employer (Plan Sponsor): BOKF, NA
2. Address: P.O Box 2300
3. City: Tulsa
4. State: OK
5. Zip: 74192
6. Phone number: 918-588-6000
7. Fax number:
8. Plan Sponsor EIN: 73-0780382
9. Plan Sponsor fiscal year end: 12/31
10. Entity Type
a. Plan Sponsor entity type:
i. [ ] C Corporation
ii. [ ] S Corporation
iii. [ ] Non-Profit Organization
iv. [ ] Partnership
v. [ ] Limited Liability Company (taxed as: )
vi. [ ] Limited Liability Partnership
vii. [ ] Sole Proprietorship
viii. [ ] Electing Church (ERISA section 3(33))
ix. [ X ] Other: National Banking Association (must be a legal entity recognized under the Code)
11. State or commonwealth of organization of Plan Sponsor: OK
12. Affiliated Service Groups
[ ] The Plan Sponsor is a member of an affiliated service group. List all members of the group (other than the Plan Sponsor):
NOTE: Affiliated service group members must adopt the Plan with the approval of the Plan Sponsor to participate.
NOTE: Listing affiliated service group members is for information purposes only and is optional.
13. Controlled Groups
[ X ] The Plan Sponsor is a member of a controlled group. List all members of the group (other than the Plan Sponsor): As on file with the Employer
NOTE: Controlled group members must adopt the Plan with the approval of the Plan Sponsor to participate.
NOTE: Listing controlled group members is for information purposes only and is optional.

PLAN INFORMATION

SECTION A. GENERAL INFORMATION

Plan Name/Effective Date

1. Plan Number: 002
2. Plan name:
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BOKF, NA

a. BOK Financial 401(k) Plan
b.
3. Effective Date
a. Original effective date of Plan: 01/01/1967
b. [ X ] This is a restatement of a previously-adopted plan. Effective date of Plan restatement: 07/31/2022
NOTE: The dates specified above in A.3a or A.3b may not be earlier than the first day of the Plan Year during which the Plan is adopted or amended and restated by the Plan Sponsor.
4. Merger Information
a. Other Plan name: The BOK Financial Thrift Plan for Hourly Employees Plan
b. Merger effective date: October 6, 2008
c. Additional merger information: The BOK Financial Thrift Plan for Hourly Employees Plan was effective January 1, 1999
5. Plan Year
a. Plan Year means each consecutive 12-month period ending on 12/31 (e.g., December 31)
b. [ ] The Plan has a Short Plan Year. The Short Plan Year begins and ends
i. In the event of a Short Plan Year, service conditions will be pro-rated based on months for the following purposes:
[ ] None
[ ] All purposes (i.e., eligibility, allocation conditions, and vesting)
[ ] Other:
NOTE: The provisions of A.5b apply only in the event of an initial Plan Year. A Short Plan Year for reasons other than the initial Plan Year requires a Plan amendment.
6. Limitation Year means:
a. [ X ] Plan Year
b. [ ] calendar year
c. [ ] tax year of the Plan Sponsor
d. [ ] Other:
NOTE: If "Other" is selected, the limitation year must be a consecutive 12-month period.
7. Frozen Plan
a. [ ] The Plan is frozen as to eligibility effective:
b. [ ] The Plan is frozen as to benefit accruals effective:

Plan Features

8. Elective Deferrals
a. Elective Deferrals are permitted (Section 4.01):
[ X ] Yes [ ] No
b. Roth Elective Deferrals are permitted:
[ X ] Yes [ ] No
NOTE: If "No" is selected in A.8a, no Elective Deferrals, Voluntary Contributions, Employer Matching Contributions or 401(k) safe harbor contributions shall be permitted - A.8b, A.9, A.10, A.12, and A.13 shall be deemed to be "No".
9. Voluntary Contributions
Voluntary (after-tax) Contributions are permitted (Section 4.01):
a. [ X ] Yes
b. [ ] No
c. [ ] Formerly Allowed
NOTE: If "No", questions regarding Voluntary Contributions are disregarded.
NOTE: A.9 must be "Yes" if the Plan intends to use recharacterization (Section 5.04(a)(3)).
10. Employer Matching Contributions
Employer Matching Contributions are permitted (Section 4.02):
[ X ] Yes [ ] No
NOTE: If "No", questions regarding Employer Matching Contributions are disregarded.
11. Non-Elective Contributions
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Non-Elective Contributions are permitted (Section 4.03):
[ X ] Yes [ ] No
NOTE: If "No", questions regarding Non-Elective Contributions are disregarded.
12. Safe Harbor Contributions
Safe harbor contributions are permitted (Section 4.04):
[ ] Yes [ X ] No
NOTE: If "No", questions regarding safe harbor contributions are disregarded.
13. SIMPLE 401(k)
[ ] The Plan is intended to be a SIMPLE 401(k) Plan (Section 4.11). For purposes of Section 4.11(c)(2)(B) (non-elective contribution of 2 percent of compensation), provide the amount of compensation, as defined in Section 4.11(b)(1), to be eligible for SIMPLE 401(k) Plan (cannot be greater than $5,000):
14. Plan Features Effective Dates
a. [ X ] There is a special effective date for one or more features specified in A.8 through A.13. The special effective date(s) which occur after the Effective Date specified in A.3 is/are: See Custom Language Addendum
b. [ ] A previous plan amendment eliminated one or more of the features specified in A.8 through A.13. Specify any provisions that apply to the eliminated Plan features:
NOTE: The effective date for Elective Deferrals in A.14a cannot be earlier than the date the cash or deferred arrangement was adopted.

Compensation

15. Statutory Compensation
a. Definition of Statutory Compensation (as defined in Article 2 of the Basic Plan Document):
i. [ ] Section 415 Compensation
ii. [ ] W-2 Compensation
iii. [ X ] Withholding Compensation
iv. [ ] Section 415 Safe Harbor Option
b. [ ] Include deemed Code section 125 compensation in definition of Statutory Compensation.
c. [ ] Include Post Severance Compensation in definition of Statutory Compensation.
d. [ ] Include Post Year End Compensation in definition of Statutory Compensation.
16. Plan Compensation
a. Definition of Plan Compensation (as defined in Article 2 of the Basic Plan Document) for purposes of allocations will be Statutory Compensation with the following exclusions:

		Elective Deferrals/ Voluntary Contributions	Employer Match	Non-Elective
i.	No Exclusions	[ ]	[ ]	[ ]
ii.	Pay earned before participation	n/a	[ X ]	[ X ]
iii.
Amounts which are contributed by the Employer pursuant to a salary reduction agreement and not includible in the gross income of the Participant under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457
		[ ]	[ ]	[ ]
iv.
All of the following benefits (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits (Treas. Reg. section 1.414(s)-1(c)(3))
		[ ]	[ ]	[ ]
v.	Differential military pay as defined in Code section 3401(h)(2)	[ ]	[ ]	[ ]
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BOKF, NA

vi.	Final Paycheck Pay	[ ]	[ ]	[ ]
vii.	Post Severance Compensation	[ ]	[ ]	[ ]
viii.	Post Year End Compensation	[ ]	[ ]	[ ]
ix.
Other adjustments (e.g., commissions, bonuses, etc.): The Plan excludes all Compensation that is in excess of base salary plus shift differential pay and commissions for all contribution purposes. In addition, the Plan excludes Compensation from non-adopting Related Employers from the definition of Compensation for all purposes.
		[ X ]	[ X ]	[ X ]

NOTE: The definition of Plan Compensation for Elective Deferrals/Voluntary Contributions will apply for purposes of safe harbor contributions. See C.16 to include pay earned before participation for purposes of safe harbor contributions.
NOTE: Except for "Final Paycheck Pay" and "Other adjustments," all of the above exclusions meet the safe harbor definition under Section 414(s) Compensation.
NOTE: If "Other adjustments" is selected, the description must be objectively determinable and may not be specified in a manner that is subject to Employer discretion. The description may not meet the safe harbor definition under Section 414(s) Compensation, resulting in the definition of Plan Compensation failing to qualify for any contribution safe harbors, such as the permitted disparity allocation or safe harbor contributions.
NOTE: See Section 4.01(c) for rules regarding elections for bonuses or other special pay.
b. Plan Compensation is determined over the period specified below ending with or within the Plan Year:
i. [ X ] Plan Year
ii. [ ] calendar year
iii. [ ] Plan Sponsor Fiscal Year
iv. [ ] Limitation Year
v. [ ] Other 12-month period beginning on: (enter month and day)

Definitions

17. Highly Compensated Employee
a. [ ] Use top-paid group election in determining Highly Compensated Employees
b. [ ] Use calendar year beginning with or within the preceding Plan Year in determining Highly Compensated Employees
18. Disability
Definition of Disability
a. [ ] The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.
b. [ ] Under the Social Security Act. The determination by the Social Security Administration that the Participant is eligible to receive disability benefits under the Social Security Act.
c. [ ] Inability to engage in comparable occupation. The Participant suffers from a physical or mental impairment that results in his inability to engage in any occupation comparable to that in which the Participant was engaged at the time of his disability. The permanence and degree of such impairment shall be supported by medical evidence.
d. [ ] Pursuant to other Employer Disability Plan. The Participant is eligible to receive benefits under an Employer-sponsored disability plan.
e. [ ] Under uniform rules established by the Plan Administrator. The Participant is mentally or physically disabled under a written nondiscriminatory policy.
f. [ X ] Other: A physical or mental condition which entitles the Employee to begin receiving benefits under the Employer's Long-Term Disability Plan.
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BOKF, NA

NOTE: If "Other" is selected, the definition provided must be objectively determinable and may not be specified in a manner that is subject to Employer discretion.
19. Choice of Law
Name of state or commonwealth for choice of law (Section 13.05): Oklahoma

SECTION B. ELIGIBILITY

Exclusions

1. The term "Eligible Employee" shall not include (Check items as appropriate):

		Elective Deferrals/ Voluntary Contributions	Employer Match	Non-Elective
a.	No Exclusions	[ ]	[ ]	[ ]
b.	Union Employees	[ X ]	[ X ]	[ X ]
c.	Leased Employees	[ X ]	[ X ]	[ X ]
d.	Non-Resident Alien	[ ]	[ ]	[ ]
e.	Other Employees (Section 3.06(a)):	[ ]	[ ]	[ ]

NOTE: For safe harbor contributions, the exclusion of classes of employees for "Eligible Employee" shall have the same meaning as for Elective Deferrals.
NOTE: If "Other Employees" is selected, the definition provided must be objectively determinable and may not be based on age or length of service, create an indirect service requirement or be specified in a manner that is subject to Employer discretion.
2. Opt-Out
[ ] An Employee may irrevocably elect not to participate in Plan pursuant to Treas. Reg. section 1.401(k)-1(a)(3)(v).

Eligibility Service Rules

3. Other Employer Service
[ X ] Count years of service with employers other than the Employer for eligibility purposes. List other employers and indicate for what purposes (e.g., Elective Deferrals, Employer Matching, etc.) the service applies along with any limitations: The Plan credits service with any corporation or other entity acquired through a stock purchase, an asset purchase, a merger, or otherwise by an Employer to the extent the Plan Administrator, in its discretion, determines that such employment shall be included as Year of Service and provided such credit is given on a uniform and nondiscriminatory basis with respect to all Employees of such Corporation.
4. Break in Service
a. [ ] Rule of parity. Exclude eligibility service before a period of five (5) consecutive One-Year Breaks in Service/Periods of Severance if an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions.
b. [ ] One-year holdout. If an Employee has a One-Year Break in Service/Period of Severance, exclude eligibility service before such period until the Employee has completed a Year of Eligibility Service after returning to employment with the Employer.
c. [ ] The following modifications shall be made to the requirements specified in B.4:
NOTE: B.4b applies for purposes of eligibility to receive Employer Matching Contributions and Non-Elective Contributions only.
5. Special Participation Date
a. [ ] Allow immediate participation for all Eligible Employees employed on a specific date. All Eligible Employees employed on shall become eligible to participate in the Plan as of
b. [ ] The Plan provides conditions or limitations on immediate participation:
NOTE: Describe the conditions or limitations and indicate for what purposes (e.g., Elective Deferrals, Employer Matching, etc.) the conditions or limitations apply. The conditions/limitations must be objectively determinable and may not be specified in a manner that is subject to Employer discretion.

Copyright © 2002-2022
BOKF, NA

Eligibility for Plan Participation

6. Age Requirement for Plan Participation

		Elective Deferrals/ Voluntary Contributions	Employer Match	Non-Elective
a.	Age Requirement	None	None	None

NOTE: Age 21 maximum; an age 26 maximum will apply for certain educational institution plans (Section 3.06).
7. Service Requirement for Plan Participation

		Elective Deferrals/ Voluntary Contributions	Employer Match	Non-Elective
a.	No Minimum Service	[ ]	[ ]	[ ]
b.	Completion of one Year of Eligibility Service - Hours of Service necessary for a Year of Eligibility Service (not to exceed 1,000): 1000	[ ]	[ ]	[ X ]
c.	Completion of one Year of Eligibility Service - Elapsed Time	[ ]	[ ]	[ ]
d.	Completion of _____Hours of Service (not to exceed 1,000) within a 12-month period. The service requirement shall be deemed met at the time the specified number of Hours of Service are completed	[ ]	[ ]	[ ]
e.	Completion of 1 month(s) of service - Elapsed Time (not to exceed 12)	[ X ]	[ ]	[ ]
f.	Completion of _____Hours of Service (not to exceed 1,000) in a _____month period (not to exceed 12; hours of service failsafe applies)	[ ]	[ ]	[ ]
g.	Completion of consecutive month(s) of continuous service (not to exceed 12; hours of service failsafe applies)	[ ]	[ ]	[ ]
h.
Completion of two (2) Years of Eligibility Service - Hours of Service (100% vesting required under Sections E.8 and E.9); Hours of Service necessary for a Year of Eligibility Service (not to exceed 1,000):_____
		n/a	[ ]	[ ]
i.	Completion of two (2) Years of Eligibility Service - Elapsed Time (100% vesting required under Sections E.8 and E.9)	n/a	[ ]	[ ]
j.	Other: Employment anytime on or following the calendar date that is six months after the Employee's initial employment date. (hours of service failsafe applies if Elapsed Time is not specified)	[ ]	[ X ]	[ ]
k.	Additional Requirements:______	[ ]	[ ]	[ ]

Copyright © 2002-2022
BOKF, NA

NOTE: Service taken into account for purposes of B.7 shall be determined under the terms and conditions specified for determining a Year of Eligibility Service.
NOTE: Hours of service failsafe: if B.7f, B.7g or B.7j is selected and the Plan uses the Hours of Service method, the service requirement under B.7 shall be deemed met no later than the end of an Eligibility Computation Period during which the Eligible Employee completes 1,000 Hours of Service; provided, that the individual is an Eligible Employee on the applicable entry date.
NOTE: If "Other" is selected, the service requirements provided must comply with Code section 410(a), be definitely determinable and may not be specified in a manner that is subject to Employer discretion.
NOTE: Any "Additional Requirements" provided must be objectively determinable and may not be specified in a manner that is subject to Employer discretion. For example, different service requirements for specified job classifications. A plan may not impose an eligibility condition that, on the surface, appears to be unrelated to age or service, but, in reality, is an age or service condition that violates the minimum age or service standards.
l. Months of service (only applies if B.7f or B.7g is selected). If the service requirement is not met in the first consecutive period of months, describe the next service requirement:
i. [ ] Rolling. Each period shall begin immediately after the preceding period and shall end on or before the first Eligibility Computation Period after which time the Plan will revert to 1,000 Hours of Service in an Eligibility Computation Period.
ii. [ ] Revert to Hours of Service (not to exceed 1,000) in an Eligibility Computation Period.
NOTE: The Employer has the discretion to apply the rolling periods in either an overlapping or consecutive manner. For example, if a three-month period is used, the overlapping method would look at hours worked from January through March, then February through April, etc. Conversely, a consecutive application would look at January through March, then April through June, etc.
8. Entry Dates for Plan Participation

		Elective Deferrals/ Voluntary Contributions	Employer Match	Non-Elective
a.	Immediate	[ ]	[ ]	[ X ]
b.	First day of each payroll period	[ ]	[ ]	[ ]
c.	First day of the calendar month	[ X ]	[ ]	[ ]
d.	First day of each Plan quarter	[ ]	[ X ]	[ ]
e.	First day of the first month and seventh month of the Plan Year	[ ]	[ ]	[ ]
f.	First day of the Plan Year	[ ]	[ ]	[ ]
g.	Other:	[ ]	[ ]	[ ]

NOTE: If "First day of the Plan Year" is selected, the maximum age and service requirements are reduced by 1/2 year (i.e., age 20-1/2) unless the employee participates on the entry date nearest the date the employee completes the minimum age and service requirements and the entry date is the first day of the Plan Year.
NOTE: The Plan must provide that an Eligible Employee who has attained age 21 and who has completed one Year of Eligibility Service shall commence participation in the Plan no later than the earlier of: (1) the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfied such requirements; or (2) the date that is 6 months after the date on which he satisfied such requirements.
9. Entry Timing for Plan Participation
An Eligible Employee shall become a Participant on the entry date that is:

		Elective Deferrals/ Voluntary Contributions	Employer Match	Non-Elective
a.	Coincident with or next following the date the eligibility requirements are met	[ X ]	[ X ]	[ ]
b.	Next following the date the eligibility requirements are met	[ ]	[ ]	[ ]
c.	Coincident with or immediately preceding the date the eligibility requirements are met	n/a	[ ]	[ ]
d.	Immediately preceding the date the eligibility requirements are met	n/a	[ ]	[ ]
e.	Nearest to the date the eligibility requirements are met	n/a	[ ]	[ ]

Copyright © 2002-2022
BOKF, NA

NOTE: If immediate entry (B.8a) is selected, an Eligible Employee shall become a Participant eligible for the applicable contribution source(s) immediately upon meeting the eligibility requirements.

10. Eligibility Service Computation Rules
a. [ X ] Eligibility Computation Period switches to Plan Year.
b. Select hours equivalency for eligibility purposes:
i. [ ] None
An Employee shall be credited with the following service with the Employer:
ii. [ ] 10 Hours of Service for each day or partial day
iii. [ ] 45 Hours of Service for each week or partial week
iv. [ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v. [ X ] 190 Hours of Service for each month or partial month
c. The hours equivalency shall apply to:
i. [ X ] All Employees
ii. [ ] Only Employees for whom hours are not tracked. If the Employer tracks hours for an Employee, Eligibility will be determined based on actual hours worked.
d. [ ] The following modifications shall be made to the requirements specified in B.10a-c:
NOTE: B.10b.ii-v and B.10c will not apply if B.10b.i is selected ("None").
NOTE: The responses to B.10 are used only to the extent that the Plan determines eligibility service by the Hour of Service method and will apply uniformly wherever Hours of Service is elected unless otherwise provided in B.10d.
NOTE: If B.10d is selected, the modifications must be objectively determinable and may not be specified in a manner that is subject to Employer discretion. For example, B.10d could be used to restrict the Accounts where Eligibility Computation Periods switch to the Plan Year.

SECTION C. CONTRIBUTIONS - ELECTIVE DEFERRALS AND SAFE HARBOR

Elective Deferrals

NOTE: If A.8 is "Yes" (Elective Deferrals are permitted), an Eligible Employee who has met the requirements of B.6 through B.8 shall be eligible to make Elective Deferrals to the Plan in the following manner (Section 4.01):

1. Minimum and Maximum Deferral Amounts
Unless otherwise indicated below, there shall be no minimum deferral, and the maximum deferral will be defined by the limitations set forth under Code Section 415.
a. [ ] The Plan will impose a minimum Elective Deferral of:
b. [ ] The Plan will impose a maximum Elective Deferral of:
c. [ ] Other limitations on Elective Deferrals (specify):
NOTE: If C.13a.ii (safe harbor match) or C.13.v (QACA match) is selected, C.1a and C.1b may not be used to limit deferrals by Nonhighly Compensated Employees.
NOTE: If C.13a.ii (safe harbor match) or C.13.v (QACA match) is selected, C.1c may not be used to limit deferrals by Nonhighly Compensated Employees. Further, any limitations provided must be objectively determinable and may not be specified in a manner that is subject to Employer discretion.
2. Modifications of Elective Deferrals
a. Participants modify/start/stop Elective Deferrals/Voluntary Contribution elections:
i. [ ] Each pay period
ii. [ ] Monthly
iii. [ ] Quarterly
iv. [ ] Semi Annual
v. [ ] Annual
vi. [ X ] Pursuant to Plan Administrator procedures (at least once each calendar year)
b. [ X ] Participants may stop an election to contribute at any time.
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BOKF, NA

3. Catch-up Contributions
[ X ] Allow Participants to make Catch-up Contributions (Section 5.01(d))

Automatic Enrollment

4. The Plan has Automatic Enrollment provisions intended to satisfy:
a. [ ] None
b. [ ] ACA
i. [ ] The automatic enrollment provisions shall be set according to a written administrative policy which is timely communicated to Participants so they have an effective opportunity to elect to receive cash or complete an affirmative election deferring a different amount or no amount.
c. [ X ] EACA
d. [ ] QACA
NOTE: If the plan is intended to satisfy the QACA provisions, the applicable EACA provisions will be made available.
5. Automatic Enrollment Application Indicate which employees will be subject to the automatic enrollment provisions of the Plan:
a. [ ] Only Participants whose Plan entry date is on or after:
b. [ ] All Participants without an existing affirmative election (an affirmative election includes an election not to defer into the Plan)
c. [ ] All Participants without an existing affirmative election or whose affirmative election is less than the automatic enrollment amount
d. [ X ] Other: Newly Eligible Employees on or after April 1, 2003.
NOTE: If C.5a is selected and the plan is intended to satisfy the EACA requirements (C.4c is selected), the plan cannot use the extended 6-month period to distribute excess contributions and excess aggregate contributions to correct failed ADP or ACP tests.
NOTE: If C.13a.v (QACA match) or C.13a.vi or C.13a.vii (QACA non-elective) is selected, C.5a may not be selected. Automatic enrollment must apply to all Participants eligible for the safe harbor contribution unless the Participant has an election in place.
NOTE: If C.13a.v (QACA match) or C.13a.vi or C.13a.vii (QACA non-elective) is selected, the rate of Elective Deferral contributions in effect for an Employee immediately prior to the effective date of the default percentage under the qualified automatic contribution arrangement shall not be reduced.
NOTE: If "Other" is selected, the description must be objectively determinable and may not be specified in a manner that is subject to Employer discretion.
6. Covered Employees - EACA Indicate which employees will be "covered employees" who are subject to the automatic contribution arrangement:
a. [ X ] All Employees who make an affirmative election shall remain covered Employees within the meaning of Treas. Reg. section 1.414(w)-1(e)(3)
b. [ ] Only Eligible Employees who have not made an Elective Deferral election
NOTE: Covered Employees must receive the notice described in Section 4.01(g)(1).
NOTE: A plan intending to satisfy the EACA requirements must cover all eligible employees (C.6a) to be eligible for the extended 6-month period to distribute excess contributions and excess aggregate contributions to correct failed ADP or ACP tests.
7. Initial Automatic Enrollment Amount (ACA and EACA)
a. The initial amount of the automatic enrollment (as a percentage of pay): 6%
b. [ ] The automatic enrollment deferral percentage will increase by % according to the schedule in C.9.
i. The maximum automatic enrollment deferral percentage is: %
c. [ ] Delayed automatic enrollment. The traditional automatic enrollment will be deemed elected after the initial satisfaction of the eligibility requirements of Article 3 with respect to Elective Deferrals (and after effective date of the addition of an automatic enrollment feature for current Participants).
NOTE: If C.4c is selected (EACA), the Plan must provide that the initial default contribution is a uniform percentage of Plan Compensation; although, the percentage may vary based on years of service.
NOTE: C.7c may only be used with a plan intending to satisfy the ACA requirements.
8. QACA Safe Harbor Automatic Enrollment Amounts (Section 4.01(g)(2))
a. Enter the amount of the automatic election for the Initial Period as a percentage of Plan Compensation (between 3 - 10%): %
b. Enter the amount of the election for the first year after the Initial Period as a percentage of Plan Compensation (between 4 - 10%): %
c. Enter the amount of the election for the second year after the Initial Period as a percentage of Plan Compensation (between 5 - 10%): %
d. Enter the amount of the election for the third year after the Initial Period as a percentage of Plan Compensation (between 6 - 10%): %
e. [ ] The amount of the election increases after the third year in the following manner (must be at least 6%):
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NOTE: C.8 only applies if C.13a.v or C.13a.vi is selected (Qualified Automatic Contribution Arrangement).
9. Application of Increase Provisions
a. The first deferral rate increase will occur on:
i. [ ] The first day of the second Plan Year following the Plan Year during which the initial automatic enrollment became effective.
ii. [ ] The first day of the Plan Year following the Plan Year during which the initial automatic enrollment became effective.
iii. [ ] Other:
b. Subsequent deferral increases will occur:
i. [ ] The first day of each Plan Year
ii. [ ] The anniversary of the Participant's initial automatic enrollment
iii. [ ] The anniversary of the Participant's date of hire
iv. [ ] Other:
NOTE: If C.9a.ii is selected and the plan is intended to satisfy the QACA requirements, the plan may not delay the first deferral rate increase beyond the first day of the second Plan Year following the Plan Year during which the initial automatic enrollment became effective.
NOTE: C.9b.iv may not be used with a plan intending to satisfy the EACA or QACA requirements.
NOTE: If the Plan is intended to satisfy the QACA requirements, the provisions of C.8 and C.9 must be used together in such a way that the both the automatic enrollment percentages and the schedule of deferral increases satisfy the minimum requirements.
10. Permissible Withdrawals - EACA/QACA
[ X ] Permissible withdrawals will be allowed provided they are requested within 90 days after the first automatic deferral (no fewer than 30 or more than 90 days)
11. Deferral Contribution Source If the Plan provides for automatic enrollment and Roth contributions are allowed, select the default type of automatic contributions:
a. [ X ] Pre-tax. All Elective Deferrals made under Section 4.01(g) shall be designated as Pre-tax Elective Deferrals.
b. [ ] Roth. All Elective Deferrals made under Section 4.01(g) shall be designated as Roth Elective Deferrals.
NOTE: C.11 only applies if A.8b is "Yes" (Roth contributions are allowed in the Plan).

Voluntary Contributions

NOTE: If A.9 is "Yes" (Voluntary Contributions are permitted), an Eligible Employee who has met the requirements of B.6 through B.8 shall be eligible to make Voluntary Contributions to the Plan as follows (Section 4.01):

12. Minimum and Maximum Voluntary Contributions
a. Minimum Voluntary Contribution: 1%
b. Maximum Voluntary Contribution: 6%
c. Maximum of total combined Elective Deferral/Voluntary Contribution: 100%
d. Other: None
NOTE: C.12b and C.12c may not be more than 100% of Plan Compensation.
NOTE: If "Other" is selected the requirements provided must be nondiscriminatory, objectively determinable and may not be specified in a manner that is subject to Employer discretion.

Safe Harbor Contributions

13. Safe Harbor Plan
a. Is this a safe harbor plan exempt from most testing:
i. [ X ] No
ii. [ ] Yes - safe harbor match
iii. [ ] Yes - non-elective contribution, not less than % of Plan Compensation
iv. [ ] Yes - non-elective contribution, not less than % of Plan Compensation but only if the Plan Sponsor provides a follow-up notice
v. [ ] Yes - Qualified Automatic Contribution Arrangement safe harbor match
vi. [ ] Yes - Qualified Automatic Contribution Arrangement with a non-elective contribution not less than % of Plan Compensation
vii. [ ] Yes - Qualified Automatic Contribution Arrangement with a non-elective contribution not less than % of Plan Compensation but only if the Plan Sponsor provides a follow-up notice
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b. Indicate the safe harbors the Plan is intended to satisfy:
i. [ ] ADP (Code section 401(k)(12)) and ACP (Code section 401(m)(11))
ii. [ ] ADP (Code section 401(k)(13)) and ACP (Code section 401(m)(12))
iii. [ ] ADP (Code section 401(k)(12)) only
iv. [ ] ADP (Code section 401(k)(13)) only
c. [ ] The safe harbor provisions are effective:
d. [ ] Safe harbor contributions will be made to another plan (Section 4.04(d)). Name of other plan to which safe harbor contributions are made:
NOTE: If safe harbor non-elective is selected (C.13a.iii, C.13a.iv, C.13a.vi or C.13a.vii), the non-elective contribution amount must be at least 3% of Plan Compensation.
NOTE: If safe harbor non-elective (C.13a.iii or C.13a.vi) is selected, see Section 4.04(a)(1). If non-elective contribution with follow-up notice (C.13a.iv or C.13a.vii) is selected, see 4.04(a)(2).
NOTE: If non-elective contribution with follow-up notice (C.13a.iv or C.13a.vii) is selected and the follow-up notice is not given for an applicable Plan Year, the Plan will not be subject to any of the conditions or limitations that apply to safe harbor contributions and the Plan will be subject to the nondiscrimination requirements of Section 5.02 (Section 4.04(a)(2)).
NOTE: If C.13a.v, C.13a.vi or C.13a.vii is selected (Qualified Automatic Contribution Arrangement (QACA) safe harbor), you must select C.13b.ii or C.13b.iv; C.13b.i and C.13b.iii may not be selected. If the Plan is not a QACA safe harbor (C.13a.ii or C.13a.iv is selected), you must select C.13b.i or C.13b.iii; C.13b.ii and C.13b.vi may not be selected.
NOTE: If QACA safe harbor (C.13a.v, C.13a.vi or C.13a.vii) is selected, see C.8 for the automatic contribution amounts.
NOTE: If safe harbor match is selected (C.13a.ii or C.13a.v), see C.17 for the formula and Section 4.04(c).
NOTE: If C.13d is selected, see Section 4.04(d) for requirements.
14. Prior Safe Harbor Provisions
[ ] Plan may contain safe harbor contributions pursuant to prior safe harbor provisions (describe provisions or contribution types):
15. ADP/ACP Safe Harbor Eligibility
a. Exclusions. For purposes of safe harbor contributions, the term "Eligible Employee" shall not include
i. [ ] No exclusions
ii. [ ] Participants who are Highly Compensated Employees
iii. [ ] Participants who are considered both a Key Employee and a Highly Compensated Employee
iv. [ ] Other exclusions:
b. [ ] Participants covered by a collective bargaining agreement will share in safe harbor allocations provided retirement benefits were the subject of good faith bargaining.
c. Eligibility conditions for safe harbor contributions (may require testing in accordance with Section 5.03(g))
i. [ ] None.
ii. [ ] Safe harbor eligibility conditions follow the conditions established for:
A. [ ] Elective Deferrals
B. [ ] Employer Match
C. [ ] Non-Elective
iii. [ ] The following age, service and entry date requirements (must satisfy requirements under Code section 410(a)(1)(A)):
iv. [ ] Participants who have met the greatest minimum age and service conditions permitted under Code section 410(a)(1)(A) with semi-annual entry dates (first day of the first month and seventh month of the Plan Year)
v. [ ] Participants who have met the greatest minimum age and service conditions permitted under Code section 410(a)(1)(A) before the first day of the seventh month of the Plan Year
d. The Plan imposes allocation requirements for Highly Compensated Employees
i. [ ] Require service for Highly Compensated Employees to receive a safe harbor contribution. Hours of Service required in the applicable Plan Year for Highly Compensated Employees to receive a safe harbor contribution (not to exceed 1,000):
ii. [ ] Require employment on the last day of Plan Year for Highly Compensated Employees to receive a safe harbor contribution
e. [ ] Employer contributions will be offset by safe harbor contributions
NOTE: Any exclusion selected in C.15a is in addition to the exclusions under B.1. If "No exclusions" is selected, any exclusion in B.1 will still apply to the applicable contribution type.
NOTE: If C.15a.ii is selected, the Employer may still elect to make a discretionary safe harbor contribution to Highly Compensated Employees in a percentage that does not exceed the amount or rate of contribution provided to Nonhighly Compensated Employees.
NOTE: C.15b only applies if the Plan has a safe harbor non-elective (C.13a.iii, C.13a.iv, C.13a.vi or C.13a.vii is selected). If C.15b applies and is not selected, Employees covered under a collective bargaining agreement that bargains in good faith for retirement benefits shall not be eligible to receive safe harbor allocations.
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16. ADP/ACP Safe Harbor Compensation
[ ] Pay earned before participation is included in the definition of Plan Compensation for purposes of safe harbor contributions.
17. Safe Harbor Matching Contribution Formula If C.13a.ii or C.13a.v is selected, the safe harbor matching formula will be:
a. [ ] Single rate. The Employer will contribute an amount equal to
i. % of the Participant's Matched Employee Contributions that are not in excess of
ii. % of the Participant's Plan Compensation
b. [ ] Two rates. The Employer will contribute an amount equal to
Rate One
i. % of the Participant's Matched Employee Contributions that are not in excess of
ii. % of the Participant's Plan Compensation; plus
Rate Two
iii. % of the amount of the Participant's Matched Employee Contributions that exceed % of the Participant's Plan Compensation but that do not exceed
iv. % of the Participant's Plan Compensation
c. [ ] Three rates. The Employer will contribute an amount equal to
Rate One
i. % of the Participant's Matched Employee Contributions that are not in excess of
ii. % of the Participant's Plan Compensation; plus
Rate Two
iii. % of the amount of the Participant's Matched Employee Contributions that exceed % of the Participant's Plan Compensation but that do not exceed
iv. % of the Participant's Plan Compensation; plus
Rate Three
v. % of the amount of the Participant's Matched Employee Contributions that exceed % of the Participant's Plan Compensation but that do not exceed
vi. % of the Participant's Plan Compensation
NOTE: No Highly Compensated Employee can receive a greater rate of safe harbor match than a Nonhighly Compensated Employee at the same rate of Matched Employee Contributions.
NOTE: An Employer Matching Contribution of a Nonhighly Compensated Employee will not be taken into account in satisfying the requirements of Section 5.02 to the extent it is a disproportionate contribution within the meaning of Treas. Reg. section 1.401(m)-2(a)(5).
NOTE: If the Plan is a safe harbor match (C.13a.ii is selected) the formula must be completed so that it at least meets the following minimum formula: the Employer will contribute as a safe harbor match an amount equal to 100% of the Participant's Matched Employee Contributions that are not in excess of 3% of the Participant's Plan Compensation; plus 50% of the amount of the Participant's Matched Employee Contributions that exceed 3% but that do not exceed 5% of the Participant's Plan Compensation. The Employer may also elect a safe harbor match formula where: (i) the aggregate amount of safe harbor match at each rate of Matched Employee Contributions is at least equal to the aggregate amount of safe harbor match which would have been made if the safe harbor match were made under the formula described in the applicable preceding sentences, and (ii) the rate of safe harbor match cannot increase as a Participant's Matched Employee Contributions increase.
NOTE: If C.13a.v (QACA match) is selected, the formula must be completed so that it at least meets the following minimum formula: the Employer will contribute as a QACA match an amount equal to 100% of the Participant's Matched Employee Contributions that are not in excess of 1% of the Participant's Plan Compensation; plus 50% of the amount of the Participant's Matched Employee Contributions that exceed 1% but that do not exceed 6% of the Participant's Plan Compensation. The Employer may also elect a QACA match formula where: (i) the aggregate amount of QACA match at each rate of Matched Employee Contributions is at least equal to the aggregate amount of QACA match which would have been made if the QACA match were made under the formula described in the applicable preceding sentences, and (ii) the rate of QACA match cannot increase as a Participant's Matched Employee Contributions increase.
NOTE: If the Plan is intended to also satisfy the ACP safe harbor of Code section 401(m)(11) or 401(m)(12) (C.13b.i or C.13b.ii is selected): (i) the rate of safe harbor match cannot increase as a Participant's Matched Employee Contributions increase, (ii) safe harbor match cannot be made on Matched Employee Contributions in excess of six percent (6%) of Plan Compensation, and (iii) the amount of Employer Matching Contributions subject to Employer discretion shall not exceed four percent (4%) of Plan Compensation.
NOTE: If the Plan is a safe harbor match (C.13a.ii or C.13a.v is selected) or the Plan is an ACP safe harbor (C.13b.i or C.13b.ii is selected), no Highly Compensated Employee can receive a greater rate of safe harbor match than a Nonhighly Compensated Employee at the same rate of Matched Employee Contributions.
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18. Determination Period for Safe Harbor Matching Contributions
a. The period for determining the amount of an allocation of Safe Harbor Matching Contributions is:
i. [ ] End of Plan Year
ii. [ ] Semi-annually
iii. [ ] Quarterly
iv. [ ] Each calendar month
v. [ ] Each pay period
NOTE: If the safe harbor match is funded more frequently than the period selected, a true-up contribution will be owed to any Participant who did not receive a safe harbor match based on Matched Employee Contributions or Plan Compensation for the entire period selected.

Testing Elections

19. ADP Testing Elections (Section 5.02(a))
a. Average Deferral Percentage of Nonhighly Compensated Employees are determined using:
i. [ X ] Current year
ii. [ ] Prior year
b. If prior year testing is selected, for the first year the Plan is a 401(k) plan, the Nonhighly Compensated Employee percentage:
i. [ ] 3%
ii. [ ] Current year percentages
NOTE: If the Plan is a 401(k) safe harbor plan, the current year must be used for those Plan Years during which the Plan is subject to the 401(k) safe harbor requirements.
NOTE: C.19b only applies for the first year the Plan is a 401(k) plan. If the Effective Date is after the first year a Plan is a 401(k) plan C.19b can be left blank.
20. ACP Testing Elections (Section 5.02(b))
a. Average Contribution Percentage of Nonhighly Compensated Employees are determined using:
i. [ X ] Current year
ii. [ ] Prior year
b. If prior year testing is selected, for the first year the Plan is a 401(m) plan, the Nonhighly Compensated Employee percentage:
i. [ ] 3%
ii. [ ] Current year percentages
NOTE: If the Plan is a 401(k) safe harbor plan and it is intended to satisfy the ACP safe harbor, the current year must be used for those Plan Years during which the Plan is subject to the 401(k) safe harbor requirements.
NOTE: C.20b only applies for the first year the Plan is a 401(m) plan. If the Effective Date is after the first year a Plan is a 401(m) plan C.20b can be left blank.

SECTION D. CONTRIBUTIONS - EMPLOYER MATCHING, NON-ELECTIVE AND OTHER CONTRIBUTIONS

Employer Matching - Allocation Service

NOTE: If A.10 is "Yes" (Employer Matching Contributions are permitted), an Eligible Employee who has met the requirements of Section B and who has satisfied the following requirements shall be eligible to receive an allocation of Employer Matching Contributions during the applicable Plan Year.

1. Allocation Service Requirements for Employer Matching Contributions
a. [ ] In order to share in the allocation of Employer Matching Contributions, a Participant is required to complete the following Hours of Service in the applicable period (not to exceed 1,000 hours in a Plan Year or a prorated version thereof):
b. [ ] In order to share in the allocation of Employer Matching Contributions, a Participant is required to be employed by the Employer on the last day of the applicable period
c. [ ] In order to share in the allocation of Employer Matching Contributions, a Participant is required to be employed by the Employer on the last day of the applicable period or complete at least Hours of Service in the applicable period (not to exceed 1,000 hours in a Plan Year or a prorated version thereof)
d. [ X ] None
NOTE: If the Plan is intended to be a safe harbor 401(k) plan, any requirements specified in the Employer Matching allocation service rules to receive an allocation of Employer Matching Contributions will not apply to any safe harbor contribution.
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2. Applicable Period
a. The applicable period for determining the satisfaction of service requirements for an allocation of Employer Matching Contributions is:
i. [ ] Plan Year
ii. [ ] Plan Quarter
iii. [ ] Calendar Month
iv. [ ] Payroll Period
v. [ ] Other:
3. Employer Matching Allocation Service Computation Rules
a. Select hours equivalency:
i. [ ] None.
An Employee shall be credited with the following service with the Employer:
ii. [ ] 10 Hours of Service for each day or partial day
iii. [ ] 45 Hours of Service for each week or partial week
iv. [ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v. [ ] 190 Hours of Service for each month or partial month
b. The hours equivalency shall apply to:
i. [ ] All Employees
ii. [ ] Only Employees for whom hours are not tracked. If the Employer tracks hours for an Employee, satisfaction of allocation conditions will be determined based on actual hours worked.
NOTE: D.3 is only applicable if D.1a or D.1c is selected.
4. Other Employer Service
[ ] Count hours of service with employers other than the Employer for purposes of satisfying the allocation service requirements. List other employer(s) along with any limitations:
5. Exceptions to Allocation Service Requirements for Employer Matching Contributions
a. [ ] A Participant whose employment terminates on the last day of the applicable period is treated as being employed by the Employer on the last day of the applicable period.
b. Modify Hour of Service requirement or last day requirement for a Participant who terminates employment with the Employer during the applicable period due to:
i. [ ] death
ii. [ ] Disability
iii. [ ] attainment of Normal Retirement Date
iv. [ ] attainment of Early Retirement date
c. Any Hour of Service requirement and last day requirement shall be modified as follows:
i. [ ] Waive both the Hour of Service requirement and last day requirement
ii. [ ] Waive the Hour of Service requirement only
iii. [ ] Waive last day requirement only
d. [ X ] The following other modifications shall be made to the requirements specified in D.1-5c: See Custom Language Addendum for further description of Matching Contribution
NOTE: Other modifications must be specified in a manner that is objectively determinable and may not be specified in a manner that is subject to Employer discretion.
6. Coverage Failures for Employer Matching Contributions
Method to fix Employer Matching Contribution Code section 410(b) ratio percentage coverage failures (Section 4.02(d)):
a. [ X ] Corrective amendment under Treasury Regulation section 1.401(a)(4)-(11)(g)
b. [ ] Add just enough Participants to meet the coverage requirements
c. [ ] Add all non-excludable Participants

Employer Matching - Formula

7. Matched Employee Contribution Inclusions
a. Elective Deferrals are included in the definition of Matched Employee Contribution to the extent selected below
i. [ X ] Include a Participant's Catch-up Contributions in the definition of Matched Employee Contribution
ii. [ X ] Include a Participant's Roth Elective Deferrals in the definition of Matched Employee Contribution
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b. [ X ] Include a Participant's Voluntary Contributions in the definition of Matched Employee Contributions
NOTE: Pre-tax Elective Deferrals that are not Catch-up Contributions are always included in the definition of Matched Employee Contribution.
8. Employer Matching Contribution Formula
a. [ ] A discretionary amount. The amount will be allocated:
i. [ ] as a uniform percentage of Matched Employee Contributions.
ii. [ ] as a flat dollar amount for each Participant.
iii. [ ] based on written instructions provided by the Employer to the Plan Administrator (or Trustee, if applicable) describing (1) how the discretionary Employer Matching Contribution formula will be allocated to Participants (e.g., a uniform percentage of Matched Employee Contributions or a flat dollar amount), (2) the computation period(s) to which the discretionary Employer Matching Contribution formula applies, and (3) if applicable, a description of each business location or business classification subject to separate discretionary Employer Matching Contribution allocation formulas. Such instructions must be provided no later than the date on which the discretionary Employer Matching Contribution is made to the Plan. A summary of these instructions must be communicated to Participants who receive discretionary Employer Matching Contributions. The summary must be communicated to Participants no later than 60 days following the date on which the last discretionary Employer Matching Contribution is made to the Plan for a Plan Year.
b. [ ] Single rate. The Employer will contribute as an Employer Matching Contribution an amount equal to
i. % of the Participant's Matched Employee Contributions that are not in excess of
ii. % of the Participant's Plan Compensation
c. [ ] Two rates. The Employer will contribute as an Employer Matching Contribution an amount equal to
Rate One
i. % of the Participant's Matched Employee Contributions that are not in excess of
ii. % of the Participant's Plan Compensation; plus
Rate Two
iii. % of the amount of the Participant's Matched Employee Contributions that exceed % of the Participant's Plan Compensation but that do not exceed
iv. % of the Participant's Plan Compensation
d. [ ] Three rates. The Employer will contribute as an Employer Matching Contribution an amount equal to
Rate One
i. % of the Participant's Matched Employee Contributions that are not in excess of
ii. % of the Participant's Plan Compensation; plus
Rate Two
iii. % of the amount of the Participant's Matched Employee Contributions that exceed % of the Participant's Plan Compensation but that do not exceed
iv. % of the Participant's Plan Compensation; plus
Rate Three
v. % of the amount of the Participant's Matched Employee Contributions that exceed % of the Participant's Plan Compensation but that do not exceed
vi. % of the Participant's Plan Compensation
e. [ ] Years of service. See D.11 below
f. [ X ] Special schedule. Employer Matching Contributions shall be made according to the following fixed schedule: See attached Custom Language Addendum for further description of Matching Contributions.
NOTE: The discretionary formula in D.8a must meet the nondiscrimination requirements regarding benefits, right or features described in Treas. Reg. section 1.401(a)(4)-4.
NOTE: If "Special schedule" is selected, the schedule must describe a formula from the options already available or a combination thereof (e.g., single rate formula applies to Group A; two rate formula applies to Group B), be objectively determinable and may not be specified in a manner that is subject to Employer discretion.
9. Additional Discretionary Employer Matching Contributions
a. [ X ] Permit discretionary Employer Matching Contributions to be made in addition to the contributions described in D.8. The amount will be allocated:
i. [ ] as a uniform percentage of Matched Employee Contributions.
ii. [ ] as a flat dollar amount for each Participant.
iii. [ X ] based on written instructions provided by the Employer to the Plan Administrator (or Trustee, if applicable) describing (1) how the discretionary Employer Matching Contribution formula will be allocated to Participants (e.g., a uniform percentage of Matched Employee Contributions or a flat dollar amount), (2) the computation period(s) to which the discretionary Employer Matching Contribution formula applies, and (3) if applicable, a description of each business location or business classification
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subject to separate discretionary Employer Matching Contribution allocation formulas. Such instructions must be provided no later than the date on which the discretionary Employer Matching Contribution is made to the Plan. A summary of these instructions must be communicated to Participants who receive discretionary Employer Matching Contributions. The summary must be communicated to Participants no later than 60 days following the date on which the last discretionary Employer Matching Contribution is made to the Plan for a Plan Year.
10. Additional Fixed Employer Matching Contributions
[ ] Permit fixed Employer Matching Contributions to be made in addition to the contributions described in D.8:
NOTE: The formula entered in D.10 must describe a formula from the options already available or a combination thereof (e.g., single rate formula applies to Group A; two rate formula applies to Group B), be objectively determinable and may not be specified in a manner that is subject to Employer discretion.
11. Years of Service
a. The Employer Matching contribution will be made according to the schedule below:

i.	Years of service	_____% of Matched Employee Contributions
ii.	Years of service	_____% of Matched Employee Contributions
iii.	Years of service	_____% of Matched Employee Contributions
iv.	Years of service	_____% of Matched Employee Contributions
b. [ ] Only Matched Employee Contributions that are not in excess of % of the Participant's Plan Compensation shall be matched.
c. In determining years of service in this D.11, the following service shall be used:
i. [ ] Years of Eligibility Service
ii. [ ] Years of Vesting Service
d. Enter the number of Hours of Service necessary to earn a year of service described in D.11a:
NOTE: Each tier of Employer Matching Contributions must satisfy the nondiscriminatory availability of benefits, rights, and features in Treas. Reg. section 1.401(a)(4)-4.
12. Employer Matching Contribution(s) - Limitations
a. Plan limits Employer Matching Contributions to the following in each Plan Year:
i. [ ] Maximum percentage of Plan Compensation that applies to all Participants: %
ii. [ ] Maximum percentage of Plan Compensation that applies to Highly Compensated Employees only: %
iii. [ ] Maximum dollar amount that applies to all Participants: $
iv. [ ] Maximum dollar amount that applies to Highly Compensated Employees only: $
v. [ ] Other:
vi. [ X ] No Maximum
b. Apply the dollar limit in D.12:
i. [ ] On a Plan Year basis only
ii. [ ] Pro rata as of each period specified in D.13a
NOTE: If the Plan is intended to satisfy the ACP safe harbor of Code section 401(m)(11) or 401(m)(12) (C.13b.i or C.13b.ii is selected) and the Plan allows for an additional discretionary Employer Matching Contribution, the amount of Employer Matching Contributions subject to Employer discretion shall not exceed four percent (4%) of Plan Compensation.
NOTE: If "Other" is selected the requirements provided must be nondiscriminatory, objectively determinable and may not be specified in a manner that is subject to Employer discretion.
NOTE: D.12b shall only apply if a maximum dollar amount (D.12a.iii or D.12a.iv) is selected and "End of Plan Year" (D.13a.i) is not selected.
13. Determination Period for Employer Matching Contributions
a. The period for determining the amount of an allocation of Employer Matching Contributions is:
i. [ ] End of Plan Year
ii. [ ] Semi-annually
iii. [ ] Quarterly
iv. [ ] Each calendar month
v. [ X ] Each pay period
NOTE: The determination period elected in D.13 must be equal to or longer than the applicable period elected in D.2.
NOTE: Discretionary Employer Matching Contributions (if selected) may be allocated at a time other than that selected in D.13.
NOTE: See Section 4.02(b)(1) for rules relating to "true-up" Matching Contributions.

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Non-Elective - Allocation Service

NOTE: If A.11 is "Yes" (Non-Elective Contributions are permitted), an Eligible Employee who has met the requirements of Section B and who has satisfied the following requirements shall be eligible to receive an allocation of Non-Elective Contributions during the applicable Plan Year.

14. Continuing Eligibility for Non-Elective Contributions (select one):
a. [ ] Same as Employer Matching Contributions. An Eligible Employee shall be eligible to receive an allocation of Non-Elective Contributions upon meeting the requirements of D.1 through D.5
b. [ X ] Pursuant to options selected below. An Eligible Employee shall be eligible to receive an allocation of Non-Elective Contributions upon meeting the requirements of D.15 through D.19
15. Allocation Service Requirements for Non-Elective Contributions
a. [ X ] In order to share in the allocation of Non-Elective Contributions, a Participant is required to complete the following Hours of Service in the applicable period (not to exceed 1,000 hours in a Plan Year or a prorated version thereof): 1000
b. [ X ] In order to share in the allocation of Non-Elective Contributions, a Participant is required to be employed by the Employer on the last day of the applicable period
c. [ ] In order to share in the allocation of Non-Elective Contributions, a Participant is required to be employed by the Employer on the last day of the applicable period or complete at least Hours of Service in the applicable period (not to exceed 1,000 hours in a Plan Year or a prorated version thereof)
d. [ ] None
16. Applicable Period
a. The applicable period for determining the satisfaction of service requirements for an allocation of Non-Elective Contributions is:
i. [ X ] Plan Year
ii. [ ] Plan Quarter
iii. [ ] Calendar Month
iv. [ ] Payroll Period
v. [ ] Other:
17. Non-Elective Allocation Service Computation Rules
a. Select hours equivalency:
i. [ ] None
An Employee shall be credited with the following service with the Employer:
ii. [ ] 10 Hours of Service for each day or partial day
iii. [ ] 45 Hours of Service for each week or partial week
iv. [ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v. [ X ] 190 Hours of Service for each month or partial month
b. The hours equivalency shall apply to:
i. [ X ] All Employees
ii. [ ] Only Employees for whom hours are not tracked. If the Employer tracks hours for an Employee, satisfaction of allocation conditions will be determined based on actual hours worked.
18. Other Employer Service
[ ] Count hours of service with employers other than the Employer for purposes of satisfying the allocation service requirements. List other employer(s) along with any limitations:
19. Exceptions to Allocation Service Requirements for Non-Elective Contributions
a. [ X ] A Participant whose employment terminates on the last day of the applicable period is treated as being employed by the Employer on the last day of the applicable period.
b. Modify Hour of Service requirement or last day requirement for a Participant who terminates employment with the Employer during the applicable period due to:
i. [ X ] death
ii. [ X ] Disability
iii. [ X ] attainment of Normal Retirement Date
iv. [ ] attainment of Early Retirement date
c. Any Hour of Service requirement and last day requirement shall be modified as follows:
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i. [ X ] Waive both the Hour of Service requirement and last day requirement
ii. [ ] Waive the Hour of Service requirement only
iii. [ ] Waive last day requirement only
d. [ ] The following other modifications shall be made to the requirements specified in D.14-19c:
NOTE: Other modifications must be specified in a manner that is objectively determinable and may not be specified in a manner that is subject to Employer discretion.
20. Coverage Failures for Non-Elective Contributions
Method to fix Non-Elective Contribution Code section 410(b) ratio percentage coverage failures (Section 4.03(d)):
a. [ X ] Corrective amendment under Treasury Regulation section 1.401(a)(4)-(11)(g)
b. [ ] Add just enough Participants to meet the coverage requirements
c. [ ] Add all non-excludable Participants

Non-Elective - Formula

21. Amount of Non-Elective Contributions
a. [ X ] Discretionary in an amount as determined by the Employer
b. [ ] % of total Participant Plan Compensation for the Plan Year
c. [ ] $ for the Plan Year
d. [ ] Other amount necessary to fund the allocation provided below:
22. Non-Elective allocation formula. The Non-Elective Contribution shall be allocated to eligible Participants who have met the requirements of Section B and D.14 through 17 as follows (Section 4.03):
a. [ ] Pro rata. In the ratio that each Participant's Plan Compensation bears to the Plan Compensation of all eligible Participants.
b. [ ] Integrated. See D.23.
c. [ ] Points. See D.24.
d. [ ] Fixed Amount. In an amount equal to the total Non-Elective Contribution divided by the number of Participants eligible to share in such contribution.
e. [ ] Age Weighted. In the ratio that such Participant's points bears to the points of all eligible Participants for such Plan Year. The points awarded to each Participant shall be equal to the product of the Participant's Plan Compensation multiplied by the factor in the Age Weighted Addendum determined using the Participant's age as of the end of the Plan Year.
f. [ ] New Comparability - Defined Groups. See D.25.
g. [ X ] New Comparability - One Group per Participant. In an amount designated by the Employer to be allocated to each group. For purposes of this D.22g, there shall be one group created for each Participant eligible to receive allocations of Non-Elective Contributions. The contribution shall be allocated to each group in a manner determined by the Employer. The amount allocated to one group need not bear any relationship to amounts allocated to any other group. The Employer shall notify the Plan Administrator or the Trustee in writing of the amount of contributions allocated to each group.
h. [ ] Other fixed formula:
NOTE: If Age Weighted (D.22e) or New Comparability (D.22f or D.22g) is selected, see Section 4.03(b)(1) for rules regarding the gateway test.
NOTE: If "Other fixed formula" is selected, it must describe a formula from the options already available or a combination thereof (e.g., pro rata formula applies to Group A; fixed amount applies to Group B), be objectively determinable and may not be specified in a manner that is subject to Employer discretion.
23. Non-Elective - Integration
If D.22b is selected, the Non-Elective Contribution shall be allocated to eligible Participants who have met the requirements of Sections B.6 - B.8 and D.14 pursuant to either Paragraph (1) or (2) below (Section 4.03(b)(3)):
(1) 2-step method for plans that are not Top-Heavy or who have met the Top-Heavy minimum allocation requirements using other allocations:
(A) Non-Elective Contributions shall first be allocated to each Participant's Non-Elective Contribution Account in the ratio that the sum of such Participant's Plan Compensation plus his Excess Compensation bears to the sum of all eligible Participants' Plan Compensation plus Excess Compensation, but not to exceed the permitted disparity of such sum; and
(B) The balance, if any, remaining after the allocation in subparagraph (A) shall then be allocated to each Participant's Non-Elective Contribution Account in the ratio that such Participant's Plan Compensation bears to all eligible Participants' Plan Compensation.
(2) 4-step method for plans that are meeting the Top-Heavy minimum allocation requirements using Non-Elective Contributions:
(A) Non-Elective Contributions shall first be allocated to each Participant's Non-Elective Contribution Account in the ratio that each Participant's Statutory Compensation bears to all eligible Participants' Statutory Compensation, but not in excess of 3% of each Participant's Statutory Compensation.
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(B) The balance, if any, remaining after the allocation in subparagraph (A) shall then be allocated to each Participant's Non-Elective Contribution Account in the ratio that each Participant's Excess Compensation bears to the Excess Compensation of all Participants, but not in excess of 3% of each Participant's Excess Compensation.
(C) The balance, if any, remaining after the allocation in subparagraph (B) shall then be allocated to each Participant's Non-Elective Contribution Account in the ratio that the sum of each Participant's Plan Compensation and Excess Compensation bears to the sum of all eligible Participants' Plan Compensation and Excess Compensation, but not in excess of the permitted disparity less 3%.
(D) The balance, if any, remaining after the allocation in subparagraph (C) shall be allocated to each Participant's Non-Elective Contribution Account in the ratio that each Participant's Plan Compensation bears to all Participants' Plan Compensation.
(3) [ ] 2-step method will be used for plans that are meeting the Top-Heavy minimum allocation requirements using Non-Elective Contributions
Integration level for determining Excess Compensation:
a. [ ] Taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year
b. [ ] 20% of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year; minus $1.00
c. [ ] 80% of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year; minus $1.00
d. [ ] 80% of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year; plus $1.00
e. [ ] % (not more than 100%) of the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year
f. [ ] Fixed dollar amount: $ (not more than the taxable wage base (as defined under Section 230 of the Social Security Act) in effect on the first day of such Plan Year)
NOTE: If D.23a (taxable wage base) is not selected, the amount of permitted disparity will be determined in accordance with the following table:

Integration Level	Permitted Disparity
More than $0 but not more than 20% of the TWB	5.7%
More than 20% of the TWB but not greater than 80% of the TWB	4.3%
More than 80% of the TWB but less than 100% of the TWB	5.4%
100% of the TWB	5.7%
TWB = taxable wage base (as defined under Section 230 of the Social Security Act)

24. Non-Elective - Points
If D.22c is selected, the Non-Elective Contribution shall be allocated to eligible Participants who have met the requirements of B.6 through B.8 and D.14 through D.19 in the ratio that such Participant's points bears to the points of all eligible Participants.
Each Participant shall receive to the extent provided in D.24a: (a) the points described in D.24d for each year of age he has attained (as of his birthday during such Plan Year), (b) the points described in D.24c for each Plan Year, including the current Plan Year, during which he was eligible to participate in the Plan after meeting the requirements of Article 3 (regardless of any service or last day requirement in Article 4) applicable to Non-Elective Contributions, and (c) the points described in D.24b for each $ of Plan Compensation he has earned for such Plan Year.
If after application of the foregoing, the average of the allocation rates for eligible Highly Compensated Employees exceeds the average of the allocation rates for eligible Nonhighly Compensated Employees, each eligible Nonhighly Compensated Employee who has earned any points during the Plan Year shall be awarded the same minimum number of points (or fraction of a point) so that the average of the allocation rates for eligible Highly Compensated Employees does not exceed the average of the allocation rates for eligible Nonhighly Compensated Employees.
a. Points will be computed on basis of:
i. [ ] Age, Service and Plan Compensation
ii. [ ] Age and Service
iii. [ ] Age and Plan Compensation
iv. [ ] Service and Plan Compensation
v. [ ] Age Only
vi. [ ] Service Only
b. Points awarded for $ of Plan Compensation:
c. Points awarded for each year of service within the meaning of Treas. Reg. section 1.401(a)(4)-11(d)(3):
d. Points awarded for each year of age:
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25. Non-Elective - New Comparability
New Comparability - Defined Groups. If D.22f is selected, the Non-Elective Contribution shall be allocated to eligible Participants who have met the requirements of B.6 through B.8 and D.14 through D.19 in an amount designated by the Employer to be allocated to each group described in this section. The contribution for a group shall then be further allocated to the members of such group who are eligible to receive allocations of Non-Elective Contributions in the method as specified in this section for such group. The amount allocated to one group need not bear any relationship to amounts allocated to any other group. In the event that an eligible Participant is included in more than one group, the Participant's share of the contribution allocated to each group will be based upon either the amount of service or the Plan Compensation for the part of the year the Participant was in the group.
The groups and allocations shall be determined as follows:
a. Group One: An amount equal to:
i. [ ] A percentage of Plan Compensation
ii. [ ] A fixed dollar amount
iii. [ ] the greater of i. or ii.
NOTE: Groups must be clearly defined in a manner that will not violate the definite predetermined allocation formula requirement of Treas. Reg. section 1.401-1(b)(1)(ii) and the groups cannot be designed in such a manner to where the only NHCE's participating are those NHCE's with the lowest amounts of compensation or the shortest periods of service and who may represent the minimum number of these employees necessary to satisfy coverage under Code section 410(b). In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of Treas. Reg. section 1.401(k)-1(a)(6) continue to apply and the allocation method should not be such that a cash or deferred election is created for a self-employed individual as a result of application of the allocation method. The Employer shall notify the Plan Administrator or the Trustee in writing of the amount of contributions allocated to each group.
26. Determination Period for Non-Elective Contributions
a. The period for determining the amount of an allocation of Non-Elective Contributions is:
i. [ X ] End of Plan Year
ii. [ ] Semi-annually
iii. [ ] Quarterly
iv. [ ] Each calendar month
v. [ ] Each pay period
vi. [ ] At such times as may be determined by the Employer
b. Minimum and Maximum Non-Elective Allocations
i. [ ] Allocations of Non-Elective Contributions for a Participant shall be subject to a minimum amount:
ii. [ ] Allocations of Non-Elective Contributions for a Participant shall be subject to a maximum amount:
NOTE: The determination period elected in D.26 must be equal to or longer than the applicable period elected in D.16.
27. Non-Elective - Disability
[ ] Allocate Non-Elective Contributions to Disabled Participants who do not meet the allocation service requirements (Section 4.03(e)). Allocations to Disabled Participants end as of the earliest of: (i) the last day of the Plan Year in which occurs the anniversary of the start of the Participant's Disability or (ii) such other time specified in Section 4.03(e).
28. Collective Bargaining Agreement
a. [ ] In addition to the formula selected in D.22, an amount necessary to meet the Employer's requirements under an applicable collective bargaining agreement shall be allocated as follows:
b. The collective bargaining allocations will offset any other Employer contribution allocations that would otherwise be made to a Participant:
i. [ ] Yes - Non-Elective Contributions only
ii. [ ] No
iii. [ ] Other:
NOTE: D.21-26 (amount, formula, timing, maximum and minimum Non-Elective Contributions) will not apply to collectively bargained contributions. Collectively bargained contribution allocation timing, maximums and minimums will be determined under the collective bargaining agreement unless otherwise specified in D.28b.

Other Contributions/415

29. Prevailing Wage
a. [ ] The Employer will make a prevailing wage contribution for each Participant who performs an hour or more of service under a public contract subject to the Davis-Bacon Act. The formula for allocating prevailing wage contributions shall be specified in the Prevailing Wage Addendum to the Adoption Agreement. The contribution allocated will be dependent on the Participant's job classification and the hourly rate established:
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i. [ ] by the applicable federal, state, or municipal prevailing wage laws.
ii. [ ] in the Prevailing Wage Addendum to the Adoption Agreement.
b. [ ] The following modifications will be made to the default prevailing wage contribution provisions (Section 4.05):
i. [ ] Highly Compensated Employees will be eligible to receive prevailing wage contributions
ii. [ ] The following age/service requirements apply in order to become eligible to receive prevailing wage contributions:
iii. [ ] The following prevailing wage vesting schedule will apply:
iv. [ ] Exclude the following from receiving benefits under an applicable prevailing wage statute under this Plan:
c. Offset of other contributions:
i. [ ] Employer Matching Contributions (other than safe harbor)
ii. [ ] Non-Elective Contributions
iii. [ ] Safe harbor contributions
iv. [ ] Qualified Non-Elective Contributions (QNECs)/Qualified Matching Contributions (QMACs)
NOTE: If D.29a.ii is selected, the Prevailing Wage Addendum entry should include job classifications and applicable hourly rates. To the extent the hourly rates established in the Prevailing Wage Addendum result in a smaller contribution than is required under the applicable federal, state, or municipal prevailing wage laws, the Plan Administrator retains the discretion to make the larger contribution as the prevailing wage contribution.
NOTE: If D.29b is used to modify the default provisions applicable to prevailing wage contributions, the Plan Administrator may not be entitled to full credit for the prevailing wage contribution.
NOTE: D.29b.iv must be used to exclude a nondiscriminatory class of employees from receiving prevailing wage allocations. Employees excluded will generally still need to be provided the prevailing wage benefits in another manner.
30. QNECs/QMACs
[ X ] The following limitations, conditions or special rules apply to Qualified Non-Elective Contributions (QNECs) or Qualified Matching Contributions (QMACs): as spelled out in the attached Custom Language Addendum to the adoption agreement.
If the Employer makes discretionary QNECs (Section 4.04(b)) or QMACs (Section 4.04(c)) to the Plan, the Employer must provide the Plan Administrator (or Trustee, if applicable), written instructions describing (1) how the discretionary QNEC or QMAC formula will be allocated to Participants, (2) the computation period(s) to which the discretionary QNEC or QMAC formula applies, and (3) if applicable, a description of each business location or business classification subject to separate discretionary QNEC or QMAC allocation formulas. Such instructions must be provided no later than the date on which the discretionary QNEC or QMAC is made to the Plan. A summary of these instructions must be communicated to Participants who receive discretionary QNECs or QMACs. The summary must be communicated to Participants no later than 60 days following the date on which the last discretionary QNEC or QMAC is made to the Plan.
31. Rollovers
Rollover Contributions are permitted (Section 4.06):
a. [ ] No
b. [ X ] Yes - All Eligible Employees may make a Rollover Contribution even if not yet a Participant in the Plan
c. [ ] Yes - Only active Participants may make a Rollover Contribution
d. [ ] Yes - may make a Rollover Contribution
NOTE: The nondiscriminatory availability of benefits, rights, and features in Treas. Reg. section 1.401(a)(4)-4 includes rollovers as defined in 1.401(a)(4)-4(e)(3)(iii)(I) and must be available on a nondiscriminatory basis.
32. Deemed IRAs
[ ] The Plan may accept voluntary contributions to deemed IRAs (Section 4.12).
33. Death or Disability During Qualified Military Service
[ ] For benefit accrual purposes, a Participant that dies or becomes Disabled while performing qualified military service will be treated as if he had been employed by the Employer on the day preceding death or Disability and terminated employment on the day of death or Disability (Section 4.08).
34. 415 Additional Language
[ ] Additional language necessary to satisfy Code section 415 because of the required aggregation of multiple plans:

SECTION E. VESTING

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Vesting Service Rules

1. Vesting service computation method
a. [ X ] Hours of Service. Number of Hours of Service necessary for a Year of Vesting Service (not to exceed 1,000): 1000
b. [ ] Elapsed Time
NOTE: Unless E.1.b (Elapsed Time) is selected, the Plan will use the Hours of Service method for determining vesting service. If E.1.b (Elapsed Time) is selected, questions E.2 through E.3 are disregarded.
2. Vesting Service Equivalencies
a. Select equivalency for vesting purposes:
i. [ ] None.
An Employee shall be credited with the following service with the Employer:
ii. [ ] 10 Hours of Service for each day or partial day
iii. [ ] 45 Hours of Service for each week or partial week
iv. [ ] 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v. [ X ] 190 Hours of Service for each month or partial month
b. The hours equivalency selected in E.2a shall apply to:
i. [ X ] All Employees
ii. [ ] Only Employees for whom hours are not tracked. If the Employer tracks hours for an Employee, vesting will be determined based on actual hours worked.
3. Vesting Computation Period
a. [ ] Calendar year
b. [ X ] Plan Year
c. [ ] The consecutive 12-month period commencing on the date the Employee first performs an Hour of Service; each subsequent consecutive 12-month period shall commence on the anniversary of such date
d. [ ] Other (must be a consecutive 12-month period):
4. Other Employer Service
[ X ] Count years of service with employers other than the Employer for vesting purposes. List other employers and indicate for what purposes (e.g., Employer Matching, Non-Elective, etc.) the service applies along with any limitations: The Plan credits service with any corporation or other entity acquired through a stock purchase, an asset purchase, a merger, or otherwise by an Employer to the extent the Plan Administrator, in its discretion, determines that such employment shall be included as Year of Service and provided such credit is given on a uniform and nondiscriminatory basis with respect to all Employees of such Corporation.
5. Vesting Exceptions (Section 6.02)
a. [ X ] Death. Provide for full vesting for a Participant who terminates employment with the Employer due to death while an Employee.
b. [ X ] Disability. Provide for full vesting for a Participant who terminates employment with the Employer due to Disability while an Employee.
c. [ ] Early Retirement. Provide for 100% vesting upon the attainment of Early Retirement Date while an Employee.
6. Vesting Exclusions
a. [ ] Exclude Years of Vesting Service earned before age 18.
b. [ ] Exclude Years of Vesting Service earned before the Employer maintained this Plan or a predecessor plan.
c. [ ] One-year holdout. If an Employee has a One-Year Break in Service/Period of Severance, exclude Years of Vesting Service earned before such period until the Employee has completed a Year of Vesting Service after returning to employment with the Employer.
d. [ ] Rule of parity. If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, exclude Years of Vesting Service earned before a period of five (5) consecutive One-Year Breaks in Service/Periods of Severance.
7. Special Vesting Provisions
[ ] Provide for special vesting provisions (e.g., 100% vesting as of a certain date, or to set a different vesting schedule for employees based on division):
NOTE: Any special provisions must satisfy Code sections 401(a)(4) and 411.

Vesting Schedules

8. Employer Matching Contributions
Vesting Schedule for Employer Matching Contributions (Section 6.02):
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a. [ ] 100%
b. [ ] 2-6 Year Graded
c. [ X ] 1-5 Year Graded
d. [ ] 1-4 Year Graded
e. [ ] 3 Year Cliff
f. [ ] 2 Year Cliff
g. [ ] Other:
i. Other Employer Match Schedule - less than 1 year: %
ii. Other Employer Match Schedule - 1 year but less than 2 years: %
iii. Other Employer Match Schedule - 2 years but less than 3 years: %
iv. Other Employer Match Schedule - 3 years but less than 4 years: %
v. Other Employer Match Schedule - 4 years but less than 5 years: %
vi. Other Employer Match Schedule - 5 years but less than 6 years: %
vii. Other Employer Match Schedule - 6 or more years: 100%.
NOTE: Any vesting schedule described in E.8g must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule and E.8g.vii will be deemed to be 100%.
9. Non-Elective Contributions
Vesting Schedule for Non-Elective Contributions (Section 6.02):
a. [ ] 100%
b. [ ] 2-6 Year Graded
c. [ X ] 1-5 Year Graded
d. [ ] 1-4 Year Graded
e. [ ] 3 Year Cliff
f. [ ] 2 Year Cliff
g. [ ] Other:
i. Other Non-Elective Schedule - less than 1 year: %
ii. Other Non-Elective Schedule - 1 year but less than 2 years: %
iii. Other Non-Elective Schedule - 2 years but less than 3 years: %
iv. Other Non-Elective Schedule - 3 years but less than 4 years: %
v. Other Non-Elective Schedule - 4 years but less than 5 years: %
vi. Other Non-Elective Schedule - 5 years but less than 6 years: %
vii. Other Non-Elective Schedule - 6 or more years: 100%.
NOTE: Any vesting schedule described in E.9g must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule and E.9g.vii will be deemed to be 100%.
10. QACA Contributions
QACA (Non-Elective and Match) Vesting Schedule (Section 6.02). Specify the vesting schedule for contributions made pursuant to C.13a.v or C.13a.vi:
a. [ ] 100%
b. [ ] 2 Year Cliff
c. [ ] Other:
i. Other QACA Schedule - less than 1 year: %
ii. Other QACA Schedule - 1 year but less than 2 years: %
iii. Other QACA Schedule - 2 or more years: 100%.
11. Other Vesting Schedule
a. [ ] The Plan has another vesting schedule:
b. Describe the Participants to which the other vesting schedule applies:
c. [ ] Retain pre-PPA Non-Elective vesting schedule for pre 2007 contributions:
NOTE: The vesting schedule in E.11 is in addition to the vesting schedules in E.8 through E.10.
NOTE: E.11b must be applied in a consistent and nondiscriminatory manner and must satisfy the applicable minimum vesting requirements of Code section 411(a)(2) at every point in time, for all Participants' years of service.
12. Forfeitures
Forfeitures will be used in the following manner (Article 6):
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a. [ X ] Any permissible method described in Section 6.03(d)
b. [ ] Other:
NOTE: If E.12a is selected, forfeitures may be allocated in any manner at the discretion of the Plan Administrator.
NOTE: E.12b is limited to one or a combination of the options described in Section 6.03(d), may be used to further restrict the uses of forfeiture, and must be applied in a consistent and nondiscriminatory manner.

SECTION F. DISTRIBUTIONS

Normal/Early Retirement

1. Normal Retirement
a. Normal Retirement Age means:
i. [ X ] Attainment of age (not to exceed 65): 65
ii. [ ] Later of attainment of age or the service specified in F.1b
b. Select the type and length of service used to measure Normal Retirement Age (not to exceed the fifth anniversary of the first day of the Plan Year in which participation commenced):
i. [ ] Eligibility. Year(s) of Eligibility Service
ii. [ ] Vesting. Year(s) of Vesting Service
iii. [ ] Participation. anniversary of participation (e.g., third, fourth, etc.)
c. Normal Retirement Date means:
i. [ X ] Normal Retirement Age
ii. [ ] First day of calendar month coincident or next following Normal Retirement Age
iii. [ ] First day of calendar month nearest Normal Retirement Age
iv. [ ] Anniversary date nearest Normal Retirement Age
v. [ ] Other:
NOTE: The Normal Retirement Age shall be deemed met no later than the later of age 65 or the fifth anniversary of participation as defined in Treas. Reg. section 1.411(a)-7(b)(1) and any superseding guidance.
2. Early Retirement
a. Early Retirement Age means:
i. [ X ] None. The Plan does not have an early retirement feature.
ii. [ ] Attainment of age
iii. [ ] Later of attainment of age or the service specified in F.2b
b. Select the type and length of service used to measure Early Retirement Age:
i. [ ] Eligibility. Year(s) of Eligibility Service
ii. [ ] Vesting. Year(s) of Vesting Service
iii. [ ] Participation. anniversary of participation (e.g., third, fourth, etc.)
c. Early Retirement Date means:
i. [ ] Early Retirement Age
ii. [ ] First day of calendar month coincident or next following Early Retirement Age
iii. [ ] First day of calendar month nearest Early Retirement Age
iv. [ ] Anniversary date nearest Early Retirement Age
v. [ ] Other:
NOTE: If F.2a.iii is selected and a participant terminates from service before satisfying the age requirement for early retirement, but after satisfying the service requirement, the Participant will be entitled to elect an early retirement benefit upon reaching the required age.

Time & Form of Payment

3. Time of Payment (Other than Death)
Distributions after Termination of Employment for reasons other than death shall commence (Section 7.02):
a. [ X ] Immediate. As soon as administratively feasible with a final payment made consisting of any allocations occurring after such Termination of Employment.
b. [ ] End of Plan Year. As soon as administratively feasible after all contributions have been allocated relating to the Plan Year in which the Participant's Account balance becomes distributable.
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c. [ ] Normal Retirement Date.
d. [ ] Other:
NOTE: Any entry in "Other" must comply with Code section 401(a)(9), Section 7.02(e) and other requirements of Article 7.
4. Form of Payment (Other than Death)
Medium of distribution from the Plan:
a. [ ] Cash only
b. [ X ] Cash or in-kind
5. Default Form of Payment (Other than Death)
a. Unless otherwise elected by the Participant, distributions shall be made in the form of:
i. [ X ] Lump sum only
ii. [ ] Qualified Joint and % Survivor Annuity (not less than 50% and not more than 100%)
b. In addition to the form described in F.5a, distributions from the Plan after Termination for reasons other than death may be made in the following forms (select all that apply):
i. [ ] Lump sum only
ii. [ X ] Lump sum payment or substantially equal annual, or more frequent installments over a period not to exceed the joint life expectancy of the Participant and his Beneficiary
iii. [ X ] Partial withdrawals - a Participant may withdraw such amounts at such times as he shall elect
iv. [ ] Other:
c. [ ] Partial or installment distributions will be permitted only to satisfy the required minimum distribution rules
NOTE: F.5b.iii and any entry in F.5b.iv must comply with Code section 401(a)(9), Section 7.02(e) and other requirements of Article 7.
6. Distributions as an Annuity
a. Permit Participants to make distributions in the form of an annuity
i. [ ] Yes - entire Account
ii. [ ] Yes - the following conditions or limitations shall apply:
iii. [ X ] No
b. Permit Beneficiaries to make distributions in the form of an annuity
i. [ ] Yes - the entire Account
ii. [ ] Yes - the following conditions or limitations shall apply:
iii. [ X ] No
NOTE: If selected, a Participant/Beneficiary may elect to have the Plan Administrator apply his vested Account to the extent provided above toward the purchase of an annuity contract, which shall be distributed to the Participant/Beneficiary. The terms of such annuity contract shall comply with the provisions of this Plan and any annuity contract shall be nontransferable.
NOTE: Any conditions or limitations must be applied in a consistent and nondiscriminatory manner (for example, limiting annuity distributions to Accounts in excess of a certain dollar amount.)
7. Transfer from Pension Plan
a. [ ] The Plan has received a transfer of assets from a plan subject to the survivor annuity rules of Code sections 411(a)(11) and 417 (e.g., a money purchase or defined benefit plan).
b. Plan name (optional):
c. Transfer effective date (optional):
d. Other information related to transfer assets (optional):

Payments on Death

8. Beneficiary Designation
To the extent that a Participant's Account is subject to the survivor annuity rules of Section 7.10, the spouse of a married Participant shall be the beneficiary of (not less than 50%) % of such Participant's Account unless the spouse waives his or her rights to such benefit pursuant to Section 7.10 (Section 7.04).
9. Payment upon Participant's Death
Distributions on account of the death of the Participant shall be made in accordance with the following:
a. [ X ] Pay entire Account balance by end of fifth year for all Beneficiaries in accordance with Sections 7.02(b)(1)(A) and 7.02(b)(2)(A) only
b. [ ] Pay entire Account balance no later than the 60th day following the end of Plan Year in which the Participant dies
c. [ ] Allow extended payments for all beneficiaries in accordance with Sections 7.02(b)(1)(A), (B) and (C) and 7.02(b)(2)(A) and (B)
d. [ ] Pay entire Account balance by end of fifth year for Beneficiaries in accordance with Sections 7.02(b)(1)(A) and 7.02(b)(2)(A) and allow extended payments in accordance with Sections 7.02(b)(1)(B) and (C) and 7.02(b)(2)(B) only if the Participant's spouse is the Participant's sole primary Beneficiary
e. [ ] Other:
NOTE: Any entry in "Other" must comply with Code section 401(a)(9), Section 7.02(b) and other requirements of Article 7.
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10. Beneficiaries
a. Death benefits when there is no designated beneficiary:
i. [ ] In accordance with Section 7.04(c)
ii. [ X ] Other: Participant's vested balance will be paid in the following order of priority: (1) Participant's surviving spouse; and if no surviving spouse, (2) Participant's surviving children (including adopted children), in equal shares by right of representation (one share for each surviving child and one share for each child who predeceases the Participant with living descendants); and if none to (3) Participant's surviving parents, in equal shares; and if none to (4) Participant's estate.
b. [ X ] A beneficiary designation to a spouse shall be automatically revoked upon the legal divorce of the Participant and the spouse.
c. [ X ] For purposes of determining a Participant's spouse, the one-year rule in Code section 417(d), Treas. Reg. section 1.401(a)-20 applies.
NOTE: If "Other" is selected, the description must be definitely determinable and may not be specified in a manner that is subject to Employer discretion.

Force-Out Provisions

11. Force-Out Provisions
a. [ X ] Maximum force-out amount for purposes of Section 7.03 (not to exceed $5,000): $5000
i. [ ] Exclude amounts attributable to Rollover Contributions in determining the value of the Participant's nonforfeitable account balance
ii. Force-outs will be subject to the automatic rollover provisions of 7.06(c) if over: $1000
b. If the Account is subject to the survivor annuity requirements of Section 7.10, minimum Account balance for Qualified Joint and Survivor Annuity consent requirements (not to exceed $5,000): $
c. Force-out of a terminated Participant's Account balance is deferred under Section 7.03(b) until:
i. [ ] Later of age 62 or Normal Retirement Date - payment made in a lump sum only
ii. [ X ] Required Beginning Date - Participant may elect payment in a lump sum or installments
iii. [ ] Required Beginning Date - payment made in a lump sum only
iv. [ ] Other (must comply with Code section 411(a)(11), Section 7.03 and other requirements of Article 7):
NOTE: If F.11a is less than $1,000, F.11a.i may not be selected.

Required Beginning Date

12. Required Beginning Date
Required Beginning Date for a Participant other than a More Than 5% Owner:
a. [ X ] Retirement. April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or retires
b. [ ] Age 70-1/2. April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2
c. [ ] Election. The option provided in F.12a; provided that a Participant may elect to commence distributions pursuant to either F.12a or F.12b

SECTION G. IN-SERVICE WITHDRAWALS

NOTE: See Section 8.05 for limits on in-service distributions.
NOTE: Safe harbor contributions will be distributable when the Qualified Non-Elective Contribution Account is distributable unless otherwise limited by the Code, Treasury Regulations or Adoption Agreement.

Retirement/Hardship/Age

1. Normal/Early Retirement
a. [ ] Allow in-service distributions after attainment of Normal Retirement Date (Section 7.01(b)) from the following Accounts:
b. [ ] Allow in-service distributions after attainment of Early Retirement Date (Section 7.01(a)) from the following Accounts:
NOTE: If the Normal Retirement Date or Early Retirement Date is less than age 59-1/2 and in-service is selected, Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe
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harbor requirements of Code sections 401(k)(12) or 401(k)(13) or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2.
2. Hardship
Hardship withdrawals are allowed as follows (Section 8.01):
a. [ ] None
b. [ ] All Accounts. A Participant may receive a distribution on account of Hardship, except from: (i) his Qualified Non-Elective Contribution Account, (ii) his Matching Contribution Account to the extent such Account has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) or 401(m)(11) or 401(m)(12) or to the extent such Account is treated as a Qualified Matching Contribution, and (iii) earnings on his Elective Deferral Account credited after the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989
c. [ X ] Selected Accounts
i. [ X ] Elective Deferral Account (excluding earnings on his Elective Deferral Account credited after the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989)
ii. [ X ] Employer Matching Contribution Account (except that portion that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) or 401(m)(11) or 401(m)(12) or to the extent such Account is treated as a Qualified Matching Contribution)
iii. [ X ] Non-Elective Contribution Account
iv. [ X ] Voluntary Contribution Account
v. [ ] Rollover Contribution Account
vi. [ ] Transfer Account
vii. [ ] Other:
d. The criteria used in determining whether a Participant is entitled to receive a Hardship withdrawal:
i. [ X ] Safe Harbor criteria set forth in Section 8.01(b)
ii. [ ] Non Safe Harbor criteria set forth in Section 8.01(c)
e. [ ] More flexible Hardship criteria applies to permitted Account(s)
i. [ ] Use criteria specified in Section 8.01(c)
ii. [ ] Use criteria specified in Section 8.01(c) with the following additional criteria or modifications:
f. [ ] Expand the Hardship criteria to include the Beneficiary of the Participant
g. If a Participant may receive a Hardship withdrawal from his Elective Deferral Account, permit Hardship withdrawals from the Participant's Roth Elective Deferral Account subject to the same terms and conditions as apply to the Participant's Elective Deferral Account:
i. [ X ] Yes
ii. [ ] Yes - only if the withdrawal from the Roth Elective Deferral Account qualifies as a "qualified distribution" within the meaning of Code section 402A(d)(2)
iii. [ ] No
h. [ ] Other limitations on Hardship withdrawals:
NOTE: If G.2a is selected, G.2b through G.2h do not apply.
NOTE: G.2e only applies if Hardship withdrawals are permitted from Accounts not subject to Treas. Reg. 1.401(k)-1(d) (Accounts specified in G.2c.ii-vi to the extent applicable and selected above). If G.2e is selected, the requirements of Section 8.01(b)(2) shall not apply, the amount of the hardship distribution may not exceed the Participant's vested interest under the applicable Account and the requirements of Revenue Ruling 71-224 and any superseding guidance shall apply.
NOTE: G.2f only applies if the Plan provides for in-service withdrawals on account of Hardship and uses the safe harbor criteria for Hardship determinations. If G.2f is selected, Hardship distributions may be made for a primary Beneficiary for expenses described in Treas. Reg. sections 1.401(k)-1(d)(3)(iii)(B)(1), (3), or (5) (relating to medical, tuition, and funeral expenses, respectively). A "primary Beneficiary" is an individual who is named as a Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant's Account Balance upon the death of the Participant.
NOTE: G.2g only applies if A.8b is "Yes", (Roth Elective Deferrals are permitted).
NOTE: Any limitations in G.2h (such as limits on the number of withdrawals per year or minimum amount of distributions) must be objectively determinable and may not be specified in a manner that is subject to Employer discretion. Minimum amount of hardship withdrawals may not exceed $1,000.
3. Specified Age and Service
a. In-service withdrawals are allowed on attainment of age and service (Section 8.02):
i. [ X ] None
ii. [ ] All Accounts
iii. [ ] Selected Accounts
b. If Selected Accounts is selected, specified age and service withdrawals may be made from the following Accounts:
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i. [ ] Elective Deferral Account
ii. [ ] Employer Matching Contribution Account
iii. [ ] Non-Elective Contribution Account
iv. [ ] Qualified Non-Elective Contribution Account
v. [ ] Voluntary Contribution Account
vi. [ ] Rollover Contribution Account
vii. [ ] Transfer Account
viii. [ ] Other:
c. If a Participant may receive a withdrawal upon the attainment of a specified age and service from his Elective Deferral Account, permit such withdrawals from the Participant's Roth Elective Deferral Account subject to the same terms and conditions as apply to the Participant's Elective Deferral Account:
i. [ ] Yes
ii. [ ] Yes - only if the withdrawal from the Roth Elective Deferral Account qualifies as a "qualified distribution" within the meaning of Code section 402A(d)(2)
iii. [ ] No
NOTE: If G.3a is less than age 59-1/2, Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2 and completes required service; but only to the extent withdrawals are permitted from such Accounts pursuant to G.3a and G.3b.
NOTE: G.3b only applies if G.3a.iii is selected.
NOTE: G.3c only applies if A.8b is "Yes", (Roth Elective Deferrals are permitted) and G.3a.ii or G.3a.iii and G.3b.i is selected.
4. Specified Age
a. In-service withdrawals are allowed on attainment of age 59-1/2 (Section 8.02):
i. [ ] None
ii. [ ] All Accounts
iii. [ X ] Selected Accounts
b. If Selected Accounts is selected, specified age withdrawals may be made from the following Accounts:
i. [ X ] Elective Deferral Account
ii. [ ] Employer Matching Contribution Account
iii. [ ] Non-Elective Contribution Account
iv. [ X ] Qualified Non-Elective Contribution Account
v. [ X ] Voluntary Contribution Account
vi. [ ] Rollover Contribution Account
vii. [ ] Transfer Account
viii. [ X ] Other: Qualified Matching Contribution Account
c. If a Participant may receive a withdrawal upon the attainment of a specified age from his Elective Deferral Account, permit such withdrawals from the Participant's Roth Elective Deferral Account subject to the same terms and conditions as apply to the Participant's Elective Deferral Account:
i. [ X ] Yes
ii. [ ] Yes - only if the withdrawal from the Roth Elective Deferral Account qualifies as a "qualified distribution" within the meaning of Code section 402A(d)(2)
iii. [ ] No
NOTE: If G.4a is less than age 59-1/2, Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2; but only to the extent withdrawals are permitted from such Accounts pursuant to G.4a and G.4b.
NOTE: G.4b only applies if G.4a.iii is selected.
NOTE: G.4c only applies if A.8b is "Yes", (Roth Elective Deferrals are permitted) and G.4a.ii or G.4a.iii and G.4b.i is selected.

Other Withdrawals

5. Withdrawals After Period of Participation
a. [ ] Employer Matching Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Employer Matching Contribution Account after years of Participation
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b. [ ] Non-Elective Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Non-Elective Contribution Account after years of Participation
NOTE: Withdrawals under G.5a are only permitted from the Matching Contribution Account to the extent such Account has not been used to satisfy the requirements of Code sections 401(k)(12) or 401(k)(13) or 401(m)(11) or 401(m)(12) or to the extent such contributions have not been treated as Qualified Matching Contributions.
NOTE: G.5a-b may not be less than five.
6. Withdrawals After Period of Accumulation
a. [ ] Employer Matching Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Employer Matching Contribution Account on funds held for years.
b. [ ] Non-Elective Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Non-Elective Contribution Account on funds held for years.
NOTE: Withdrawals under G.6a are only permitted from the Matching Contribution Account to the extent such Account has not been used to satisfy the requirements of Code sections 401(k)(12) or 401(k)(13) or 401(m)(11) or 401(m)(12) or to the extent such contributions have not been treated as Qualified Matching Contributions.
NOTE: G.6a-b may not be less than two.
7. At Any Time (Section 8.03(b))
In-service withdrawals are allowed from the following Accounts at any time:
a. [ X ] Voluntary Contribution Account
b. [ X ] Rollover Contribution Account
8. Military Distributions
a. [ ] Qualified Reservist Distributions are permitted (Section 8.03(c))
b. [ X ] Deemed Severance Distributions are permitted (Section 8.03(d))
9. Transfer Account
Permit a distribution to be made to a Participant who has attained age 62 and who has not separated from employment from the transfer Account
a. [ ] Yes - under any distribution option offered to a Terminated Participant
b. [ ] Yes - limited to the following terms and conditions:
NOTE: G.9 only applies if F.7a is selected (Plan has received a transfer of assets from a plan subject to the survivor annuity rules of Code sections 401(a)(11) and 417).
10. Disability
[ X ] Allow distributions upon Disability.
NOTE: If G.10 is selected, the following Accounts may not be distributed unless a severe disability equivalent to A.18a. has occurred: (i) Elective Deferral Account, (ii) Qualified Non-Elective Contribution Account, (iii) Matching Contribution Account to the extent such Account has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) or 401(m)(11) or 401(m)(12) or to the extent such Account is treated as a Qualified Matching Contribution. A severe disability equivalent to A.18a is as follows: the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

Conditions/Limitations

11. Vesting Status for In-service Withdrawals
[ ] In-service withdrawals otherwise permitted under Section G are allowed only if the distributing Account is fully vested.
NOTE: Withdrawals under G.1-10 are only permitted from the portion of a Participant's Account described in G.11 unless otherwise specified in G.12.
12. Other Conditions/Limitations
[ ] The following limitations, conditions or special rules apply to in-service withdrawals:
NOTE: Unless otherwise specified, the limitations will apply to all in-service withdrawals (G.1 through G.11). G.12 must be applied in a consistent and nondiscriminatory manner. For example, G.12 could be used to specify the number of withdrawals permitted in a specified time period. See Section 8.05.

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Roth Rollovers and Transfers

13. In-Plan Roth Rollovers
a. If the Plan allows for Roth contributions, In-Plan Roth Rollovers are permitted (Section 4.06(c)):
i. [ ] No
ii. [ ] Yes - no limitations
iii. [ ] Yes - only if the Plan otherwise allows for the distribution/in-service withdrawal
iv. [ ] Yes - all distributions/in-service withdrawals permitted under the Code even if not otherwise provided under the Plan and upon the attainment of age:
v. [ X ] Yes - limitations or conditions apply: Pre-tax Elective Deferrals and QNEC balances are available for In-Plan Roth Rollover upon attainment of age 59 1/2, pre-tax Employer Matching and Profit Sharing Contribution balances are available for In-Plan Roth Rollover upon attainment of age 35 if 100% Vested and pre-tax Rollover Contribution balances are available for In-Plan Roth Rollover at any time. Only Participants who are Employees may elect an In-Plan Roth Rollover Contribution. Loans may not be distributed as part of an In-Plan Roth Rollover Contribution.
b. [ ] In-Plan Roth Rollovers are permitted from partially vested accounts
c. Indicate method of preserving Code section 411(d)(6) protected benefits:
i. [ X ] Preserve existing distributions/in-service withdrawals rights for each Account
ii. [ ] Other:
NOTE: To prevent terminated Employees from taking an In-Plan Roth Rollover or to limit In-Plan Roth Rollovers to a nondiscriminatory class, choose "limitations or conditions apply" and describe the circumstances under which Participants can take an In-Plan Roth Rollover.
NOTE: Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and the portion of any Account that has been used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13) or 401(m)(11) or 401(m)(12) shall not be eligible for withdrawal until the Participant attains age 59-1/2 irrespective of G.13a.iii, an age entered under G.13a.iv, or other limitation under G.13a.v.
14. In-Plan Roth Transfers
If the Plan allows for Roth contributions, In-Plan Roth Transfers are permitted (Section 4.06(d)):
a. [ ] No
b. [ ] Yes
c. [ X ] Yes - limitations or conditions apply: 1) the minimum amount that may be transferred is $1,000; 2) the transfers may only be made from accounts which are fully Vested; and 3) the Participant must be an active Eligible Employee at the time of the transfer.
NOTE: Assets included in an In-Plan Roth Transfer will retain the restrictions on distribution the assets had before such transfer.

SECTION H. PLAN OPERATIONS AND TOP-HEAVY

Plan Operations

1. Permitted Investments
Unless indicated below, the Plan may invest up to 100% of the Trust in "qualifying employer securities" and "qualifying employer real property" (Section 9.04(b)).
a. [ ] Investment in "qualifying employer securities" and "qualifying employer real property" is restricted as follows:
b. [ ] Investment in "qualifying employer securities" and "qualifying employer real property" is restricted to the following Accounts:
i. [ ] Elective Deferral Account
ii. [ ] Employer Matching Contribution Account
iii. [ ] Voluntary Contribution Account
iv. [ ] Non-Elective Contribution Account
v. [ ] Qualified Non-Elective Contribution Account
vi. [ ] Rollover Contribution Account
vii. [ ] Transfer Account
c. [ ] The following restrictions apply to distributions of "qualifying employer securities" and "qualifying employer real property":
NOTE: Any restrictions or limitations must satisfy the nondiscrimination requirements of Code section 401(a)(4).
2. Life Insurance
[ ] Plan may invest in life insurance (Section 9.07)
3. Qualifying Longevity Annuity Contracts
[ ] Participants may invest in a Qualifying Longevity Annuity Contract (Section 9.08)
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4. Participant Self-Direction
a. Specify the extent to which the Plan permits Participant self-direction and indicate the Plan's intent to comply with ERISA section 404(c) (Section 9.02):
i. [ X ] All Accounts and 404(c) applies
ii. [ ] All Accounts but 404(c) does not apply
iii. [ ] Some Accounts and 404(c) applies
iv. [ ] Some Accounts but 404(c) does not apply
v. [ ] None
b. If "Some Accounts" is selected, a Participant may self-direct the following Accounts:
i. [ ] Elective Deferral Account
ii. [ ] Matching Contribution Account
iii. [ ] Voluntary Contribution Account
iv. [ ] Non-Elective Contribution Account
v. [ ] Qualified Non-Elective Contribution Account
vi. [ ] Rollover Contribution Account
vii. [ ] Transfer Account
viii. [ ] Other:
c. [ X ] Participants may also establish individual brokerage accounts.
d. Participants may exercise voting rights with respect to the following investments (Section 9.06):
i. [ ] Employer stock only
ii. [ ] All investments
iii. [ X ] Selected investments: Company stock and individual brokerage account investments only.
5. Valuation Date
Enter Valuation Date:
a. [ ] Last day of Plan Year
b. [ ] Last day of each Plan quarter
c. [ ] Last day of each month
d. [ ] Each business day
e. [ X ] Other: Valuation Date is each business day with the exception of individual brokerage account investments. Individual brokerage account investments, which are credited and charged with the earnings and losses each account generates, will be valued at least annually. (Must be at least annually).
6. Plan Administration
a. Designation of Plan Administrator (Section 11.01):
i. [ ] Plan Sponsor
ii. [ X ] Committee appointed by Plan Sponsor
iii. [ ] Other:
b. Establishment of procedures for the Plan Administrator and the Investment Fiduciary (Sections 11.01(d) and 11.02(c)):
i. [ X ] Plan Administrator and Investment Fiduciary adopt own procedures
ii. [ ] Governing body of the Plan Sponsor sets procedures for Plan Administrator and Investment Fiduciary
c. The Trustee is also the Investment Fiduciary (Section 11.02):
i. [ ] Yes
ii. [ X ] No. The Investment Fiduciary is: Retirement Plan Committee of BOKF, NA (limited with respect to Employer Securities as provided in Addendum)
d. Type of indemnification for the Plan Administrator and Investment Fiduciary:
i. [ ] None - the Employer will not indemnify the Plan Administrator or the Investment Fiduciary
ii. [ X ] Standard according to Section 11.06
iii. [ ] Provided pursuant to an outside agreement
e. [ ] The following modifications shall be made to the duties of the applicable parties:
7. Claims Procedures Limitations
[ X ] The following limitations, conditions, or special rules apply to the Claims Procedures described in Section 11.07: The Plan has contractual statute of limitations as follows: No lawsuit or other legal action to recover benefits under the Plan or to enforce or clarify rights under the Plan may be brought by any claimant regarding any matter pertaining to the Plan unless the lawsuit or other legal action is commenced in the proper forum on or before the last day of the thirty-sixth (36th) month beginning after the date the claimant filed an initial claim with respect to such benefits or rights.
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NOTE: Any limitations, conditions, or special rules must satisfy requirements under DOL regulations or any other applicable guidance.

Top-Heavy

8. Top-Heavy Allocations
a. Top-Heavy allocations are made to:
i. [ X ] This Plan. Participants who share in Top-Heavy minimum allocations:
A. [ X ] Non-Key only. Any Participant who is employed by the Employer on the last day of the Plan Year and is not a Key Employee
B. [ ] All Participants. Any Participant who is employed by the Employer on the last day of the Plan Year
C. [ ] Participants covered by a collective bargaining agreement will share in Top-Heavy minimum allocations provided retirement benefits were the subject of good faith bargaining.
ii. [ ] Another plan:
iii. [ ] Other (include information about which Plan allocations are made to and which Participants in this Plan will share in Top-Heavy minimums):
b. Other plan maintained by the Employer
i. [ X ] N/A - no other plan
ii. [ ] Defined Contribution
iii. [ ] Defined Benefit
NOTE: H.8a.i.C may be selected in addition to H.8a.i.A or H.8a.i.B. If H.8a.i.C applies and is not selected, Employees covered under a collective bargaining agreement that bargains in good faith for retirement benefits shall not be eligible to receive top-heavy minimum allocations.
NOTE: If the Employer also maintains a defined benefit plan and if such plan is silent with respect to the actuarial assumptions used to determine the present value of accrued benefits for Top-Heavy purposes, then the assumptions used must be reasonable, need not relate to the actual plan and investment experience, and need not be the same as those used for minimum funding purposes or for purposes of determining the actual equivalence of optional benefits under the Plan.
9. Top-Heavy Vesting
Top-Heavy vesting schedule (Section 10.03):
a. [ X ] Not applicable - Vesting schedule is Top-Heavy compliant
b. [ ] 100%
c. [ ] 2-6 Year Graded
d. [ ] 1-5 Year Graded
e. [ ] 1-4 Year Graded
f. [ ] 3 Year Cliff
g. [ ] 2 Year Cliff
h. [ ] Other:
i. Other Top-Heavy Schedule - less than 1 year: %
ii. Other Top-Heavy Schedule - 1 year but less than 2 years: %
iii. Other Top-Heavy Schedule - 2 years but less than 3 years: %
iv. Other Top-Heavy Schedule - 3 years but less than 4 years: %
v. Other Top-Heavy Schedule - 4 years but less than 5 years: %
vi. Other Top-Heavy Schedule - 5 years but less than 6 years: %
vii. Other Top-Heavy Schedule - 6 or more years: 100%.
NOTE: If "Other" is selected, any vesting schedule described in H.9h must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule.
10. 416 Additional Language
[ ] Additional language necessary to satisfy Code section 416 because of the required aggregation of multiple plans:

SECTION I. MISCELLANEOUS

Failure to properly fill out the Adoption Agreement may result in disqualification of the Plan.
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The Plan shall consist of this Adoption Agreement #001, its related Basic Plan Document #01, and any Addendum to the Adoption Agreement.

The adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Code section 401 only to the extent provided in Revenue Procedure 2017-41 and any superseding guidance. The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the Plan and in Revenue Procedure 2017-41 and any superseding guidance. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. The Pre-Approved Plan Provider will inform the adopting Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. The Pre-Approved Plan Provider, BOKF, NA may be contacted at P.O. Box 880, Tulsa, OK 74101; 918-588-6754.
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SECTION J. EXECUTION PAGE

The undersigned agree to be bound by the terms of this Adoption Agreement and Basic Plan Document and acknowledge receipt of same. The parties have caused this Plan to be executed this _______ day of ________________, 2022.

BOKF, NA:

Signature:________________________________

Print Name: ______________________________

Title/Position:_____________________________

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CUSTOM LANGUAGE ADDENDUM

If a 411(d)(6) protected benefit in the Plan or a plan merged into the Plan is not either: (i) available as a provision through the Pre-Approved Plan, or (ii) the subject of a prior determination, advisory, or opinion letter, the Employer cannot rely on the Pre-Approved Plan Provider's opinion letter for qualification with respect to such benefit. If a 411(d)(6) protected benefit in the plan or a plan being merged into the Plan is not permitted in a pre-approved plan, as described in Section 6.03 of Revenue Procedure 2017-41, such provision must be discontinued no later than the date the Employer adopts this Pre-Approved Plan, in the case of a merger, the merger date shall apply only to the extent required under Code Section 411(d)(6).

The Plan Administrator names the Senior Vice President, Director of Human Resource Operations as the "special Trustee" who determines and collects contributions. This special Trustee shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions. In no event will any other Trustee designated in a separate Plan Trust Agreement have any duty or responsibility in this regard unless such Trustee expressly agrees to assume such duty or responsibility.

QUALIFIED NON-ELECTIVE CONTRIBUTIONS:

Effective for the period beginning April 1, 2006, the Employer will make a fixed contribution to the Plan for eligible Participants based on the "applicable amount" set forth in the table below and only to Participants whose annual compensation for the Plan Year for which the contribution is made is less than $40,000. In determining a Participant's annual compensation to determine eligibility to receive the "applicable amount" under this Section, Compensation will be for the entire Plan Year (regardless of when the Participant becomes eligible to receive such contribution) and will include eligible Compensation subject to the modifications under Election A(16)(a)(ix) of the adoption agreement.

Annual Compensation Applicable Amount
Less than $30,000 $750.00
$30,000 to 30,999 700.00
$31,000 to 31,999 650.00
$32,000 to 32,999 600.00
$33,000 to 33,999 550.00
$34,000 to 34,999 500.00
$35,000 to 35,999 450.00
$36,000 to 36,999 400.00
$37,000 to 37,999 350.00
$38,000 to 38,999 300.00
$39,000 to 39,999 250.00
$40,000 or more -0-

To receive an allocation of the above contribution, an eligible Participant must complete the Eligibility Service Rules for Employer Profit Sharing Contributions and must complete 1,000 Hours of Service during the Plan Year and the Participant must be employed on the last day of the Plan Year as stated under Election D(15) of the adoption agreement with modifications for terminations due Death, Disability and attainment for Normal Retirement Age as provided in Election D(19) of the adoption agreement. As a Qualified Non-Elective Contribution, the above allocation will only be allocated to Nonhighly Compensated Employees as provided under Section 4.04(b)(1) of the Plan's Basic Document.

Pursuant to Section 4.04(e) of the Plan's Basic Document, the Company may, in its discretion, make Qualified Non-Elective Contributions or Qualified Matching Contributions for a Plan Year that shall be allocated in the manner prescribed by the Company to correct any operational or demographic failure pursuant to any correction program or policy established by the Internal Revenue Service or the Department of Labor.

EMPLOYER MATCHING CONTRIBUTIONS

Allocation Service Requirements: In order to share in the allocation of the Matching Contributions, a Participant is required to be employed by the Company on the last day of the Plan Year. The last day of the Plan Year requirement is waived for a Participant who terminates employment with the Employer during the Plan Year due to one of the following reasons: death, Disability, or if the Participant that terminates during the Plan Year has attained age 55 and the sum of the Participant's age and their Years of Vesting Service as of their date of termination equals seventy (70) or greater.
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Amount of Matching Contribution: An amount equal to the following percentage of each Participant's eligible contributions for the Plan Year, based on the Participant's Years of Service and only up to the first 6% of the Participant's Compensation and calculated and accrued each pay period. Eligible contributions can be pre-tax salary deferral contributions, after tax contributions or Roth 401(k) contributions, including catch up contributions.

Number of Years of Service Matching Percentage

Less than 4 years 50%
4 years, but less than 10 years 100%
10 years, but less than 15 years 150%
15 or more years 200%

The Plan Administrator will apply this matching formula by determining Years of Service as follows:

All Years of Service with the Employer are considered and Years of Service are determined based on the computation period in which the Participant works 1,000 Hours of Service. The computation period for service prior to January 1, 1995 is employment years and the computation period on or after January 1, 1995 is Plan Years. With respect to any Employee who was employed in 1994 and did not complete 1,000 Hours of Service in the computation period commencing in the 1994 calendar year, such Employee shall receive credit for a Year of Service (in addition to a Year of Service credited for calendar year 1995) if the Employee is credited with 1000 Hours of Service during the full 12-month computational period (employment year) based on employment commencing in 1994. Years of Service for matching purposes will be determined in the same manner as Years of Service for vesting purposes.

The "matching percentage" applicable to each eligible Participant shall be determined by reference to the number of Years of Service credited to the Participant as of the beginning of such Plan Year, and once determined, such "matching percentage" shall remain unchanged for the entire Plan Year.

The Plan also provides for an additional Discretionary Matching Contribution as provided under adoption agreement section D(9)a.

YEARS OF SERVICE WITH ANOTHER EMPLOYER FOR EMPLOYER MATCHING AND QUALIFIED NON-ELECTIVE CONTRIBUTION PURPOSES:

For calculation of any Employer Matching and Qualified Non-Elective Contributions, the Plan credits service with any corporation or other entity acquired through a stock purchase, an asset purchase, a merger, or otherwise by an Employer to the extent the Plan Administrator, in its discretion, determines that such employment shall be included as Year of Service and provided such credit is given on a uniform and nondiscriminatory basis with respect to all Employees of such Corporation.

PLAN ADMINISTRATOR AND INVESTMENT FIDUCIARY:

BOKF, NA (the "Bank") currently maintains the BOK Financial 401(k) Plan (the "Plan").
The Plan provides in relevant part:

Section 11.01 PLAN ADMINISTRATOR

(a) Designation. The Plan Administrator shall be the Retirement Plan Committee of BOKF, NA (the Plan Sponsor). The Committee shall consist of one or more individuals, who may be Employees, appointed by the Plan Sponsor, and the Committee may elect a chairman and may adopt such rules and procedures as it deems desirable. The Committee may also take action with or without formal meetings and may authorize one or more individuals, who may or may not be members of the Committee, to execute documents in its behalf.

Section 11.02 INVESTMENT FIDUCIARY

(a) Designation. The Investment Fiduciary shall be the Retirement Plan Committee of BOKF, NA (the Plan Sponsor) (limited with respect to Employer Securities as described in this Addendum and the Addendum for Additional Provisions Concerning Employer Securities (Appendix G)). The Committee shall consist of one or more individuals, who may be Employees, appointed by the Plan Sponsor, and the Committee may elect a chairman and may adopt such rules and procedures as it deems desirable. The Committee may take action with or without formal meetings and may authorize one or more individuals, who may or may not be members of the Committee, to execute documents in its behalf.

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The Employer has determined that it is in the best interest of the Plan and the Participants to allocate Plan administration and investment duties and responsibilities to a single Committee. The Retirement Plan Committee will have the following functions:

The Retirement Plan Committee will be responsible for the duties of the Plan Administrator as described in Section 11.01 of the Plan and will be responsible for monitoring employer securities held by the Plan as described in the Addendum for Additional Provisions Concerning Employer Securities (Appendix G).

The Retirement Plan Committee will also be responsible for selecting and monitoring all other Plan investments and shall be the Investment Fiduciary with respect to all such non-employer securities and rights.

None of the following shall serve as a member of the Retirement Plan Committee: Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Investment Officer, all other Officers as defined by SEC Rule 16a-1(f) from the Wealth Management Division, and other Officers determined by the Board of Directors, based upon the recommendation of BOKF General Counsel, to prevent inadvisable conflicts. Any member of the Retirement Plan Committee who ceases to be an active employee of the Employer shall simultaneous with his or her cessation of employment cease to be a member of the Retirement Plan Committee.

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HARDSHIP DISTRIBUTION ADDENDUM

This Addendum is intended as a good faith effort to comply with the requirements of the hardship distribution final regulations and is to be construed in accordance with same. Both the Addendum and the provisions of the hardship distribution final regulations will supersede any inconsistent Plan provisions.

For each item below, if the check boxes are empty, the italicized provision will apply.

1. Deferral Earnings
Effective on the first day of the first plan year after 12/31/2018, hardship distributions may be taken from earnings on all Elective Deferrals.

[ X ] Effective January 1, 2020, earnings on all Elective Deferrals are available for hardship distributions.

[ ] Hardship distributions continue to only be available from earnings on Elective Deferrals grandfathered under Treas. Reg. section 1.401(k)-1(d)(3)(ii)(B).

2. Safe Harbor Contributions/QNECs/QMACs
Effective on the first day of the first plan year after 12/31/2018, if available under the Plan, Qualified Non-Elective Contributions (QNECs), Qualified Matching Contributions (QMACs) or contributions used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13), or 401(m)(11) or 401(m)(12), will be available for hardship distributions.

[ ] Effective , hardship distributions are permitted from Qualified Non-Elective Contributions, Qualified Matching Contributions or contributions used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13), or 401(m)(11) or 401(m)(12), if available under the Plan.

[ X ] Hardship distributions continue to be prohibited from Qualified Non-Elective Contributions, Qualified Matching Contributions or contributions used to satisfy the safe harbor requirements of Code sections 401(k)(12) or 401(k)(13), or 401(m)(11) or 401(m)(12).

3. Amount Necessary to Satisfy Need Requirement
Effective on the first day of the first plan year after 12/31/2018, a hardship distribution will be considered necessary to satisfy an immediate and heavy financial need of the Participant only if:
• The distribution is not in excess of the amount required to satisfy the financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);
• The Participant has obtained all other currently available distributions, other than hardship distributions, under any deferred compensation plan, whether qualified or nonqualified, maintained by the Employer; and
• Effective for distributions made on or after 01/01/2020, the Participant has represented (in writing or by an electronic medium) that he has insufficient cash or other liquid assets to satisfy the financial need.

[ X ] Effective January 1, 2020, a distribution will be determined to satisfy an immediate and heavy financial need only if the three criteria listed above are met.

[ ] The following provisions will be used for complying with the amount necessary to satisfy need requirement:

4. Six-Month Suspension
If the Safe Harbor criteria are used for hardship distributions, effective on the first day of the first plan year after 12/31/2018, the six-month suspension period for Elective Deferrals (and after-tax contributions) will no longer be a condition for obtaining a hardship distribution, even if the hardship distribution was made in the prior plan year.

[ X ] Effective January 1, 2020, the Plan will not initiate a six-month suspension period on Elective Deferrals (and after-tax contributions) following a hardship distribution (cannot be later than 01/01/2020).

[ ] The Plan will discontinue any remaining portion of the suspension period for hardship distributions made prior to the entered effective date.
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[ X ] The Plan will continue any remaining portion of the full six-month suspension period for hardship distributions made prior to the entered effective date.

5. Loan Requirement
If the Safe Harbor criteria are used for hardship distributions, effective on the first day of the first plan year after 12/31/2018, Participants are not required to take all nontaxable loans under all plans maintained by the Employer prior to applying for a hardship distribution.

[ X ] Effective January 1, 2020, Participants are not required to take all available nontaxable loans before applying for a hardship distribution.

[ ] Participants must continue to take all nontaxable loans under all plans maintained by the Employer before applying for a hardship distribution.

6. Safe Harbor Financial Needs
If the Safe Harbor criteria are used for hardship distributions, the following immediate and heavy financial needs are considered as safe harbor criteria for hardship distributions made on or after 01/01/2018:
• Expenses for the repair of damage to the Employee's principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income).
• Expenses and losses (including loss of income) incurred by the Employee on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, provided that the Employee's principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

[ X ] Effective January 1, 2020, the immediate and heavy financial needs listed above are considered as safe harbor criteria for hardship distributions.

[ ] The immediate and heavy financial needs listed above are not considered as safe harbor criteria for hardship distributions.

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SECURE/CARES/CAA ADDENDUM

This Addendum is intended as a good faith effort to comply with the requirements of the Further Consolidated Appropriations Act, 2020, including the SECURE Act provisions, the Coronavirus, Aid, Relief and Economic Security (CARES) Act, and the Consolidated Appropriations Act, 2021 (CAA), and corresponding guidance (the "Applicable Law"). This Addendum is to be construed in accordance with the Applicable Law and both the Addendum and the Applicable Law will supersede any inconsistent Plan provisions.

OPTIONAL PROVISIONS:

For each item below, if the check boxes are empty, the italicized provision will apply.

1. Qualified Birth or Adoption Distributions (see Section A. below)
The Plan does not permit qualified birth or adoption distributions as a separate distribution event.

[ X ] Effective 05/01/2021 (no earlier than 01/01/2020), the Plan permits qualified birth or adoption distributions as a separate distribution event.

[ ] The following limitations and conditions apply: .

2. Treatment of 2020 RMDs (see Section B. below)
Effective 01/01/2020, unless the Participant or beneficiary chooses otherwise, a Participant or beneficiary who would have been required to receive a 2020 RMD will not receive this distribution.

Effective (no earlier than 01/01/2020):

[ ] Unless the Participant or beneficiary chooses otherwise, a Participant or beneficiary who would have been required to receive a 2020 RMD will not receive this distribution.

[ ] Unless the Participant or beneficiary chooses otherwise, a Participant or beneficiary who would have been required to receive a 2020 RMD will receive this distribution.

3. 2020 RMDs as Direct Rollovers (see Section B. below)
A direct rollover is not offered for 2020 RMDs or Extended 2020 RMDs.

For purposes of the direct rollover provisions of the Plan, the following will be treated as eligible rollover distributions in 2020:

[ ] 2020 RMDs.

[ X ] 2020 RMDs and Extended 2020 RMDs.

[ ] 2020 RMDs, but only if paid with an additional amount that is an eligible rollover distribution without regard to Code section 401(a)(9)(l).

4. Portability of Lifetime Income Options (see Section F. below)
The Plan does not permit "qualified distributions" or "qualified plan distribution annuity contracts" of lifetime income investment options.

[ ] The Plan permits "qualified distributions" or "qualified plan distribution annuity contracts" of lifetime income investment options when such investment options are no longer authorized to be held as an investment option under the Plan effective: (no earlier than the plan year beginning after 12/31/2019).

[ ] The following limitations and conditions apply: .

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5. Transfer Account
The existing Plan provisions, if any, remain in effect for distributions to a Participant who has not separated from employment from a Transfer Account holding assets transferred from a plan subject to the survivor annuity rules of Code section 401(a)(11) and 417 (e.g., age cannot be less than 62).

[ ] Effective (no earlier than 01/01/2020), the Plan permits distributions to a Participant who has not separated from employment from a Transfer Account holding assets transferred from a plan subject to the survivor annuity rules of Code section 401(a)(11) and 417 if the Participant attains: (age cannot be less than 59-1/2).

STANDARD PROVISIONS:

A. Qualified Birth or Adoption Distributions

To the extent provided above, a Participant may receive a distribution up to $5,000 during the 1-year period beginning on the date on which the Participant's child is born or on which the legal adoption by the Participant of an eligible adoptee is finalized. An eligible adoptee is any individual (other than a child of the Participant's spouse) who has not attained age 18 or is physically or mentally incapable of self-support. The $5,000 maximum is an aggregate amount of such distributions from all plans maintained by the Employer.

B. Required Minimum Distributions

In defining Required Beginning Date or determining required minimum distributions, any references to age 70-1/2 are replaced with: age 70-1/2 (for Participants born before 07/01/1949) or age 72 (for Participants born after 06/30/1949).

Notwithstanding other provisions of the Plan to the contrary and if selected above, a Participant or beneficiary who would have been required to receive required minimum distributions in 2020 (or paid in 2021 for the 2020 calendar year for a Participant with a required beginning date of 04/01/2021) but for the enactment of section 401(a)(9)(l) of the Code ("2020 RMDs"), and who would have satisfied that requirement by receiving distributions that are either: (1) equal to the 2020 RMDs, or (2) one or more payments (that include the 2020 RMDs) in a series of substantially equal periodic payments made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary, or for a period of at least 10 years ("Extended 2020 RMDs"), may receive those distributions.

C. Distribution on Account of Death for Certain Eligible Retirement Plans

Whether before or after distribution has begun, a Participant's entire interest will be distributed to the designated beneficiary by 12/31 of the calendar year containing the tenth anniversary of the Participant's death unless the designated beneficiary meets the requirements of an "eligible designated beneficiary". An "eligible designated beneficiary" may receive distributions over the life of such designated beneficiary. If there is no designated beneficiary as of 09/30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by 12/31 of the calendar year containing the fifth anniversary of the Participant's death.

An "eligible designated beneficiary" is defined as any designated beneficiary who is: (i) the surviving spouse of the Participant; (ii) a minor child of the Participant; (iii) disabled; (iv) a chronically ill individual; or (v) an individual who is not more than 10 years younger than the Participant. The determination of whether a designated beneficiary is an "eligible designated beneficiary" is made as of the date of death of the Participant. If an "eligible designated beneficiary" dies before the portion of the Participant's interest is entirely distributed, the remainder of such portion must be distributed within 10 years after the death of such "eligible designated beneficiary".

D. Qualified Automatic Contribution Arrangement (QACA)

If a Qualified Automatic Contribution Arrangement (QACA) feature is elected, the Plan Administrator has the discretion to increase automatic elections subsequent to the initial period up to a maximum limitation of 15% of Plan Compensation.

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E. Safe Harbor Notice

If the non-elective contribution method is elected for safe harbor plan exemption (including under a Qualified Automatic Contribution Arrangement), effective for Plan years beginning on or after 01/01/2020, the safe harbor notice is not required for satisfying the conditions of Code sections 401(k)(12) or 401(k)(13).

F. Portability of Lifetime Income Investments

To the extent provided above, any amounts invested in a "lifetime income investment" may be distributed through either "qualified distributions" or "qualified plan distribution annuity contracts" no earlier than 90 days prior to the date that such "lifetime income investment" may no longer be held as an investment option under the Plan.

The following terms are used in this section:

"Qualified distribution" means a direct trustee-to-trustee transfer described in Code section 401(a)(31)(A) to an eligible retirement plan (as defined in Code section 402(c)(8)(B)).

"Qualified plan distribution annuity contract" means an annuity contract purchased for a Participant and distributed to the Participant by a plan or contract described in subparagraph (B) of Code section 402(c)(8) (without regard to clauses (i) and (ii) thereof).

"Lifetime income investment" means an investment option which is designed to provide an employee with election rights which: (a) are not uniformly available with respect to other investment options under the plan, and (b) are to a "lifetime income feature" available through a contract or other arrangement offered under the plan (or under another eligible retirement plan (as so defined), if paid by means of a direct trustee-to-trustee transfer described in Code section 401(a)(31)(A) to such other eligible retirement plan).

"Lifetime income feature" means: (a) a feature which guarantees a minimum level of income annually (or more frequently) for at least the remainder of the life of the employee or the joint lives of the employee and the employee's designated beneficiary, or (b) an annuity payable on behalf of the employee under which payments are made in substantially equal periodic payments (not less frequently than annually) over the life of the employee or the joint lives of the employee and the employee's designated beneficiary.

G. Disaster or Coronavirus-Related Relief

Notwithstanding any provision of the Plan to the contrary, the Plan may grant temporary disaster or coronavirus-related relief in compliance with Code sections 1400M and 1400Q, section 15345 of the Food, Conservation, and Energy Act of 2008, section 702 of the Heartland Disaster Tax Relief Act of 2008, section 502 of the Disaster Tax Relief and Airport and Airway Extension Act of 2017, section 11028 of the Tax Cuts and Jobs Act of 2017, section 20102 of the Bipartisan Budget Act of 2018, subtitle II of Division Q of the Further Consolidated Appropriations Act, 2020, section 2202 of the Coronavirus, Aid, Relief and Economic Security Act, and Title III of Division EE of the Consolidated Appropriations Act, 2021 ("Applicable Law"). This Section only applies to the extent the Plan has provided some or all of the relief listed below in compliance with Applicable Law.

A. Qualified Distributions

I. "Qualified Distribution" means a distribution to a qualified individual within the applicable time periods as defined in the relevant sections of Applicable Law which may not exceed $100,000 in aggregate from all plans maintained by the Employer.

II. If the Plan permits rollover contributions, at any time during the 3-year period beginning on the day after the Qualified Distribution was received, an individual may contribute as a rollover to the Plan an aggregate amount that does not exceed the amount of the Qualified Distribution.

III. If the Plan permits rollover contributions, an individual who received a withdrawal for the purchase of a home, but could not use the withdrawal amount due to the disaster, may contribute as a rollover to the Plan an aggregate amount that does not exceed the amount of the withdrawal amount within the applicable time periods as defined in the relevant sections of Applicable Law.

B. Expanded Loan Provisions

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I. The maximum loan limit under Code section 72(p)(2)(A) may be applied by substituting "$100,000" for "$50,000" and substituting "the present value" for "one-half the present value" under the Loan Procedures for a qualified individual within the applicable time periods as defined in the relevant sections of Applicable Law.

II. The loan repayment may be delayed for 1 year for a qualified individual within the applicable time periods as defined in the relevant sections of Applicable Law.

III. Subsequent repayments will be adjusted to reflect the 1-year delay and any interest accrued during such delay.

IV. The 1-year delay will be disregarded in determining the 5-year maximum term of loans under Code section 72(p)(2)(B) and (C).

H. Difficulty of Care Payments Included in Statutory Compensation

In determining the contribution limitation, Statutory Compensation will be increased by qualified foster care payments. Qualified foster care payments are difficulty of care payments excluded from gross income under Code section 131. Any contribution by the Participant which is allowable due to such increase is treated as an after-tax contribution.

I. Long-Term, Part-Time Employees

Notwithstanding any provision of the Plan to the contrary, effective for Plan years beginning after 12/31/2020, any Employee working at least 500 hours of service during each of three consecutive 12-month periods ("LTPT Employee") becomes a Participant eligible to make Elective Deferrals on the date specified in the Plan provided that he or she is an Eligible Employee and has attained the applicable age requirement, if any, on such date. No 12-month period beginning before 01/01/2021 is taken into account. Each 12-month period for which an LTPT Employee has at least 500 hours of service is treated as a year of service for vesting purposes.

For each item below, if the check boxes are empty, the italicized provision will apply.
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